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As filed with the Securities and Exchange Commission on March 22, 2004

Registration No. 333-[            ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASBURY AUTOMOTIVE GROUP, INC.*
(Exact name of Registrant as specified in its charter)

Delaware	5511	01-0609375
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

3 Landmark Square, Suite 500 Stamford, Connecticut 06901 (203) 356-4400	622 Third Avenue, 37th Floor New York, New York 10017 (212) 885-2500
(Current address of principal executive offices)	(Address of principal executive offices after April 5, 2004)

(Address, including zip code, and telephone number, including area code, of Registrant's and Additional Registrant's principal executive offices)

Kenneth B. Gilman
Chief Executive Officer
3 Landmark Square, Suite 500
Stamford, Connecticut 06901
(203) 356-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant and Additional Registrants)

Copy To:

Thomas E. Dunn, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza, 825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective time of this Registration Statement.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

8.00% Senior Subordinated Notes due 2014	$200,000,000	100%	$200,000,000	$25,340(2)

Guarantees of 8.00% Senior Subordinated Notes due 2012(3)	(4)	(4)	(4)	(5)

(1)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933.

(2)
Calculated by multiplying 200 by $126.70.

(3)
See inside facing page for table of registrant guarantors.

(4)
No separate consideration will be received for the guarantees.

(5)
No further fee is payable pursuant to Rule 457(n).

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*
Information regarding the Registrant Guarantors is contained in the Table of Registrant Guarantors on the following page.

Table of Registrant Guarantors

Exact Number of Registrant as Specified in its Charter	State of Incorporation or Organization	Primary Standard Industrial Classification Code Numbers	I.R.S. Employer Identification Number
Asbury Automotive Group Holdings, Inc.	Delaware	5511	04-3622391
Asbury Automotive Group L.L.C.	Delaware	5511	23-2790555
Asbury Automotive Management L.L.C.	Delaware	5511	23-2790555
Asbury Automotive Financial Services, Inc.	Delaware	6141	75-3061039
Asbury Automotive Used Car Centers L.L.C.	Delaware	5511	41-2025825
Asbury Automotive Used Car Centers Texas GP L.L.C.	Delaware	5511	01-0653325
Asbury Automotive Used Car Centers Texas L.P.	Delaware	5511	01-0653353
Asbury Automotive San Diego L.L.C.	Delaware	5511	35-2180930
Asbury Automotive Arkansas L.L.C.	Delaware	5511	71-0817514
Asbury Automotive Arkansas Dealership Holdings L.L.C.	Delaware	5511	71-0817515
NP FLM L.L.C.	Delaware	5511	71-0819724
NP VKW L.L.C.	Delaware	5511	71-0819721
Premier NSN L.L.C.	Delaware	5511	71-0819715
Premier LM L.L.C.	Delaware	5511	71-0819717
Hope FLM L.L.C.	Delaware	5511	71-0819711
NP MZD L.L.C.	Delaware	5511	71-0819723
Prestige Bay L.L.C.	Delaware	5511	71-0819719
Premier Pon L.L.C.	Delaware	5511	71-0819714
Hope CPD L.L.C.	Delaware	5511	71-0819710
TXK L.L.C.	Delaware	5511	62-1768337
TXK FRD, L.P.	Delaware	5511	62-1768523
TXK CPD, L.P.	Delaware	5511	62-1768333
Escude-NN L.L.C.	Delaware	5511	64-0922808
Escude-M L.L.C.	Delaware	5511	64-0922813
Escude-NS L.L.C.	Delaware	5511	64-0922811
Escude-D L.L.C.	Delaware	5511	64-0922807
Escude-MO L.L.C.	Delaware	5511	64-0922812
Asbury MS Metro L.L.C.	Delaware	5511	91-2121547
Asbury MS Gray-Daniels L.L.C.	Delaware	5511	64-0939974
Asbury Arkansas Hund L.L.C.	Delaware	5511	56-2411899
Asbury Automotive Atlanta LLC	Delaware	5511	58-2241119
Asbury Atlanta Hon L.L.C.	Delaware	5511	58-2241119
Asbury Atlanta Chevrolet L.L.C.	Delaware	5511	58-2241119
Asbury Atlanta AC L.L.C.	Delaware	5511	58-2241119
Atlanta Real Estate Holdings L.L.C.	Delaware	5511	58-2241119
Asbury Atlanta Jaguar L.L.C.	Delaware	5511	58-2241119
Spectrum Insurance Services L.L.C.	Delaware	6411	58-2241119
Asbury Atlanta AU L.L.C.	Delaware	5511	58-2241119
Asbury Atlanta Infiniti L.L.C.	Delaware	5511	58-2241119
Asbury Atlanta VL L.L.C.	Delaware	5511	58-2241119
Asbury Atlanta BM L.L.C.	Delaware	5511	58-2241119
Asbury Automotive Jacksonville GP L.L.C.	Delaware	5511	59-3512660
Asbury Automotive Jacksonville, L.P.	Delaware	5511	59-3512662
Asbury Jax Holdings, L.P.	Delaware	5511	59-3516633
Asbury Jax Management L.L.C.	Florida	5511	59-3503187
Coggin Automotive Corp.	Florida	5511	59-1285803
CP-GMC Motors, Ltd.	Florida	5511	59-3185453
CH Motors, Ltd.	Florida	5511	59-3185442
CN Motors, Ltd.	Florida	5511	59-3185448
CFP Motors, Ltd.	Florida	5511	65-0414571
Avenues Motors, Ltd.	Florida	5511	59-3381433
CHO Partnership, Ltd.	Florida	5511	59-3041549
ANL, L.P.	Delaware	5511	59-3503188
Bayway Financial Services, L.P.	Delaware	6141	59-3503190
Coggin Management, L.P.	Delaware	5511	59-3503191
C&O Properties, Ltd.	Florida	5511	59-2495022
Asbury Automotive Central Florida, L.L.C.	Delaware	5511	59-3580818
CK Chevrolet L.L.C.	Delaware	5511	59-3580820
CK Motors L.L.C.	Delaware	5511	59-3580825
Asbury Automotive Deland, L.L.C.	Delaware	5511	59-3604210

AF Motors, L.L.C.	Delaware	5511	59-3604214
ALM Motors, L.L.C.	Delaware	5511	59-3604216
Asbury Deland Imports 2 L.L.C.	Delaware	5511	59-3629420
Asbury Deland Imports L.L.C.	Delaware	5511	59-3604213
Coggin Chevrolet L.L.C.	Delaware	5511	59-3624905
CSA Imports L.L.C.	Delaware	5511	59-3631079
Coggin Orlando Properties L.L.C.	Delaware	5511	59-3706553
KP Motors L.L.C.	Delaware	5511	06-1629064
HFP Motors L.L.C.	Delaware	5511	06-1631102
BFP Motors L.L.C.	Delaware	5511	30-0217335
Asbury Automotive Mississippi L.L.C.	Delaware	5511	64-0924573
Asbury MS Wimber L.L.C.	Delaware	5511	06-1625607
Asbury MS Yazoo L.L.C.	Delaware	5511	06-1698084
Crown GPG L.L.C.	Delaware	5511	52-2106838
Crown GBM L.L.C.	Delaware	5511	52-2106838
Crown GAU L.L.C.	Delaware	5511	52-2106838
Crown GKI L.L.C.	Delaware	5511	52-2106838
Crown GMI L.L.C.	Delaware	5511	52-2106838
Crown GDO L.L.C.	Delaware	5511	52-2106838
Crown GNI L.L.C.	Delaware	5511	52-2106838
Crown GHO L.L.C.	Delaware	5511	52-2106838
Crown GAC L.L.C.	Delaware	5511	52-2106838
Crown CHH L.L.C.	Delaware	5511	52-2106838
Crown CHV L.L.C.	Delaware	5511	52-2106838
Crown RIS L.L.C.	Delaware	5511	52-2106838
Crown RIA L.L.C.	Delaware	5511	52-2106838
Crown RIB L.L.C.	Delaware	5511	56-2125835
Crown Motorcar Company L.L.C.	Delaware	5511	62-1860414
Crown GVO L.L.C.	Delaware	5511	52-2106838
Crown FFO L.L.C.	Delaware	5511	56-2165412
Asbury Automotive North Carolina L.L.C.	Delaware	5511	52-2106838
Asbury Automotive North Carolina Management L.L.C.	Delaware	5511	52-2106838
Asbury Automotive North Carolina Real Estate Holdings L.L.C.	Delaware	5511	23-2983952
Asbury Automotive North Carolina Dealership Holdings L.L.C.	Delaware	5511	56-2106587
Crown Raleigh L.L.C.	Delaware	5511	52-2106838
Crown Fordham L.L.C.	Delaware	5511	52-2106838
Camco Finance L.L.C.	Delaware	6141	56-2110955
Camco Finance II L.L.C.	Delaware	6141	52-2106838
Crown FFO Holdings L.L.C.	Delaware	5511	56-2182741
Crown RPG L.L.C.	Delaware	5511	52-2106838
Crown FDO L.L.C.	Delaware	5511	04-3623132
Crown Acura/Nissan, LLC	North Carolina	5511	56-1975265
Crown Battleground, LLC	North Carolina	5511	56-2036220
Crown Dodge, LLC	North Carolina	5511	56-1975260
Crown Honda, LLC	North Carolina	5511	56-1975264
Crown Honda-Volvo, LLC	North Carolina	5511	56-1975263
Crown Mitsubishi, LLC	North Carolina	5511	56-1975266
Crown Royal Pontiac, LLC	North Carolina	5511	56-1975262
RER Properties, LLC	North Carolina	5511	56-2091165
RWIJ Properties, LLC	North Carolina	5511	56-2091158
Crown GCH L.L.C.	Delaware	5511	74-3051217
Crown GCA L.L.C.	Delaware	5511	14-1854150
Crown CHO L.L.C.	Delaware	5511	84-1617218
Crown SNI L.L.C.	Delaware	5511	30-0199361
Crown SJC L.L.C.	Delaware	5511	81-0630983
Thomason FRD L.L.C.	Delaware	5511	93-1254703
Thomason Hon L.L.C.	Delaware	5511	93-1254717
Thomason Niss L.L.C.	Delaware	5511	93-1254721
Thomason Hund L.L.C.	Delaware	5511	93-1254690
Thomason Maz L.L.C.	Delaware	5511	93-1254723
Thomason Zuk L.L.C.	Delaware	5511	93-1254806
Thomason Sub L.L.C.	Delaware	5511	93-1256216
Thomason Dam L.L.C.	Delaware	5511	93-1266231

Thomason Pontiac-GMC L.L.C.	Delaware	5511	43-1976952
Damerow Ford Co.	Oregon	5511	93-0466841
Asbury Automotive Oregon L.L.C.	Delaware	5511	52-2106837
Asbury Automotive Oregon Management L.L.C.	Delaware	5511	93-1255888
Thomason Auto Credit Northwest, Inc.	Oregon	5511	93-1119211
Thomason on Canyon, L.L.C.	Oregon	5511	93-1206880
Thomason Outfitters L.L.C.	Delaware	5511	68-0492340
Thomason Suzu L.L.C.	Delaware	5511	93-1256214
Asbury Automotive St. Louis, L.L.C.	Delaware	5511	43-1767192
Asbury St. Louis Cadillac L.L.C.	Delaware	5511	43-1767192
Asbury St. Louis Gen L.L.C.	Delaware	5511	43-1826171
Asbury Automotive Tampa GP L.L.C.	Delaware	5511	13-3990508
Asbury Automotive Tampa, L.P.	Delaware	5511	13-3990509
Asbury Tampa Management L.L.C.	Delaware	5511	59-2512657
Tampa LM, L.P.	Delaware	5511	52-2124362
Tampa Hund, L.P.	Delaware	5511	59-3512664
Tampa Kia, L.P.	Delaware	5511	59-3512666
Tampa Mit, L.P.	Delaware	5511	59-3512667
Tampa Suzu, L.P.	Delaware	5511	59-3512668
WMZ Motors, L.P.	Delaware	5511	59-3512663
WMZ Brandon Motors, L.P.	Delaware	5511	59-3512670
Asbury Automotive Brandon, L.P.	Delaware	5511	59-3584655
Precision Enterprises Tampa, Inc.	Florida	5511	59-2148481
Precision Nissan, Inc.	Florida	5511	59-2734672
Precision Computer Services, Inc.	Florida	5511	59-2867725
Precision Motorcars, Inc.	Florida	5511	59-1197700
Precision Infiniti, Inc.	Delaware	5511	59-2958651
Dealer Profit Systems L.L.C.	Delaware	5511	58-2628641
McDavid Plano — Acra, L.P.	Delaware	5511	75-2755359
McDavid Houston — Kia, L.P.	Delaware	5511	75-0566085
McDavid Austin — Acra, L.P.	Delaware	5511	74-2873754
McDavid Irving — Hon, L.P.	Delaware	5511	75-2755477
McDavid Irving-PB&G, L.P.	Delaware	5511	75-2755478
McDavid Houston — Niss, L.P.	Delaware	5511	76-0566166
Plano Lincoln-Mercury, Inc.	Delaware	5511	75-2430953
McDavid Irving-Zuk, L.P.	Delaware	5511	75-2755480
McDavid Houston-Hon, L.P.	Delaware	5511	76-0566178
McDavid Houston-Olds, L.P.	Delaware	5511	76-0566087
Asbury Texas Management L.L.C.	Delaware	5511	75-2755349
McDavid Grande, L.P.	Delaware	5511	75-2755482
McDavid Outfitters, L.P.	Delaware	5511	76-0566177
McDavid Auction, L.P.	Delaware	5511	75-2755484
Asbury Automotive Texas L.L.C.	Delaware	5511	13-3997031
Asbury Automotive Texas Holdings L.L.C.	Delaware	5511	13-3999617
Asbury Automotive Texas Real Estate Holdings L.P.	Delaware	5511	75-2760935
McDavid Frisco-Hon, L.P.	Delaware	5511	26-0014143
Asbury Automotive Fresno L.L.C.	Delaware	5511	03-0508496
Asbury Fresno Imports L.L.C.	Delaware	5511	03-0508500
Asbury Sacramento Imports L.L.C.	Delaware	5511	33-1080505
Asbury Automotive Southern California L.L.C.	Delaware	5511	16-1676796
Asbury So Cal DC L.L.C.	Delaware	5511	33-1080498
Asbury So Cal Hon L.L.C.	Delaware	5511	33-1080502
Asbury So Cal Niss L.L.C.	Delaware	5511	59-3781893

        The address, including zip code, and telephone number, including area code, of the Additional Registrants listed above are the same as those of Asbury Automotive Group, Inc.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not offer to sell not does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, dated March 22, 2004

PROSPECTUS

$200,000,000

Asbury Automotive Group, Inc.

Exchange Offer for

Up to $200,000,000 Principal Amount Outstanding
of 8.00% Senior Subordinated Notes due 2014
for a Like Principal Amount
of Registered New 8.00% Senior Subordinated Notes due 2014

        We are offering to exchange registered new 8.00% Senior Subordinated Notes due 2014 (the "New Notes") for all of our outstanding unregistered 8.00% Senior Subordinated Notes due 2014 (the "Original Notes" and together with the New Notes, the "notes"). The New Notes will be free of the transfer restrictions that apply to our outstanding unregistered Original Notes that you currently hold, but will otherwise have substantially the same terms of such outstanding Original Notes. This offer will expire at 5:00 p.m., New York City time, on            , 2004, unless we extend it. The New Notes will not trade on any established exchange.

        Each broker-dealer that receives New Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for outstanding Original Notes where such outstanding Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        See "Risk Factors" beginning on page 12 to read about important factors you should consider in connection with this Exchange Offer.

        THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated            , 2004.

TABLE OF CONTENTS

Where You Can Find More Information	i
Incorporation by Reference	ii
Forward-Looking Statements	iii
Prospectus Summary	1
Risk Factors	12
Use of Proceeds	16
Ratio of Earnings to Fixed Charges	16
The Exchange Offer	17
Description of the New Notes	24
Certain United States Federal Income Tax Considerations	68
Plan of Distribution	69
Validation of the New Notes	69
Independent Auditors	69

        No manufacturer or distributor has been involved, directly or indirectly, in the preparation of this prospectus or in the exchange offer being made hereby. No manufacturer or distributor has been authorized to make any statements or representations in connection with this exchange offer, and no manufacturer or distributor has any responsibility for the accuracy or completeness of this prospectus or for the exchange offer.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form S-4 with respect to the New Notes offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to that registration statement. For further information with respect to us and the New Notes, we refer you to the registration statement and its exhibits. We also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. We maintain a website at www.asburyauto.com. With the exception of the documents we file with the Securities and Exchange Commission, the information contained on our website is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus.

i

INCORPORATION BY REFERENCE

        We are incorporating by reference the information that we file with the SEC, which means that we are disclosing important information to you in those documents. The information incorporated by reference is an important part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than information furnished pursuant to Item 9 or Item 12 of any Current Report on Form 8-K). We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 9 or 12 of Form 8-K.

  •
  Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 11, 2004 (exclusive of the independent auditor's report of Deloitte & Touche LLP dated March 5, 2004);

  •
  Current Reports on Form 8-K filed on January 20, 2004, January 22, 2004, February 11, 2004 and February 25, 2004; and

  •
  The description of our capital stock contained in the Registration Statement on Form S-1 dated March 13, 2002.

        Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, will be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supercedes the statement. Any such statement or document so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Asbury Automotive Group, Inc.
Three Landmark Square, Suite 500
Stamford, CT 06901
Telephone: (203) 356-4400

After April 5, 2003:
622 Third Avenue
37th Floor
New York, New York 10017
Telephone: (212) 885-2500

ii

FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy under the headings "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and "Underwriting." These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things,

  •
  market factors,

  •
  our relationships with vehicle manufacturers and other suppliers,

  •
  risks associated with our substantial indebtedness,

  •
  risks related to pending and potential future acquisitions, and

  •
  general economic conditions both nationally and locally and governmental regulations and legislation.

        There can be no guarantees our plans for future operations will be successfully implemented or that they will prove to be commercially successful. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

iii

PROSPECTUS SUMMARY

        The following is a summary of some of the information contained in or incorporated by reference into this prospectus. It may not contain all the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus, including the risk factors beginning on page 12 and the financial statements and related notes. For the purposes of this prospectus, references to "Asbury," "Company," "we," "us" and "our" refer to Asbury Automotive Group, Inc., and unless the context otherwise requires, its subsidiaries and their respective predecessors in interest.

        This prospectus and the reports filed with the SEC that are incorporated by reference herein include statistical data regarding the automotive retailing industry. Unless otherwise indicated, such data is taken or derived from information published by:

  •
  The Industry Analysis Division of the National Automobile Dealers Association, also known as "NADA," NADA Data 2003.

  •
  Automotive News 2003 Market Data Book.

  •
  CNW Marketing/Research.

  •
  Sales & Marketing Management 2002 Survey of Buying Power and Media Markets.

  •
  Bureau of Economic Analysis.

  •
  J.D. Power.

  •
  Wards Automotive.

        Although we believe these industry sources are reliable, we have not independently researched or verified this information. Accordingly, investors should not place undue reliance on this information.

Business

Our Company

        We are one of the largest automotive retailers in the United States, operating 140 franchises at 97 dealership locations as of December 31, 2003. We offer our customers an extensive range of automotive products and services including new and used vehicles and related financing, vehicle maintenance and repair services, replacement parts and warranty, insurance and extended service contracts. Our revenues for the year ended December 31, 2003 were $4.8 billion.

        Our retail network is organized into nine regional dealership groups, or "platforms", which are groups of dealerships operating under a distinct local brand name in 20 markets. In April 2003, we acquired Mercedes-Benz of Fresno, with the intention of building a additional platform in Northern California through additional "tuck-in" acquisitions. Including Fresno, we operate dealerships in 21 markets. Our platforms are located in markets or clusters of markets that we believe represent attractive opportunities, generally due to the relatively low concentration of dealerships and high rates of population and income growth.

        The following is a detailed breakdown of our platforms as of December 31, 2003:

Platform (Regional Brand)	Market(s)
Nalley Automotive Group	Atlanta, Georgia
Plaza Motor Company	St. Louis, Missouri
David McDavid Automotive Group	Dallas-Fort Worth, Houston and Austin, Texas
Courtesy Dealership Group	Tampa, Florida
Coggin Automotive Company	Jacksonville, Orlando and Fort Pierce, Florida
Thomason Auto Group	Portland, Oregon
Crown Automotive Company	Greensboro, Chapel Hill, Fayetteville and Charlotte, North Carolina, Charlottesville and Richmond, Virginia and Greenville, South Carolina
North Point Automotive Group	Little Rock, Arkansas and Texarkana, Texas
Gray Daniels Auto Group	Jackson, Mississippi

        Our franchises include a diverse portfolio of 35 American, European, and Asian brands, and 67% of our new vehicle retail revenues for the year ended December 31, 2003, were from either luxury or mid-line import brands. We sell vehicles under the following brand names: Acura, Audi, BMW, Buick, Cadillac, Chevrolet, Chrysler, Dodge, Ford, GMC, Honda, Hyundai, Infiniti, Isuzu, Jaguar, Jeep, Kia, Land Rover, Lexus, Lincoln, Mazda, Mercedes-Benz, Mercury, MINI, Mitsubishi, Nissan, Pontiac, Porsche, Toyota, Volkswagen and Volvo. Additionally, we sell a limited number of heavy trucks under the Hino, Isuzu Trucks, Navistar and Peterbilt brands through our Atlanta platform.

        We compete in a large and highly fragmented industry comprised of approximately 21,725 franchised dealerships. The U.S. automotive retailing industry is estimated to have annual sales of approximately $1 trillion, with the 100 largest dealer groups generating less than 10% of total sales revenues and controlling less than 10% of all franchised dealerships. We believe that further consolidation is likely due to increased capital requirements of dealerships, the number of dealership owners approaching retirement age, the limited number of viable exit strategies for dealership owners and the desire of certain manufacturers to strengthen their brand identity through consolidation of their franchised dealerships. We also believe that an opportunity exists for dealership groups with significant equity capital and experience in identifying, acquiring and professionally managing dealerships, to acquire additional dealerships, and we will continue to seek to acquire dealerships consistent with our business strategy.

Our Strengths

        We believe our competitive strengths are as follows:

  Diversified Revenue and Profit Streams

        Our operations provide a diversified revenue base that we believe mitigates the impact of fluctuating new car sales volumes. Used car sales and parts, service and collision repair sales, generate higher profit margins than new car sales and tend to fluctuate less with economic cycles. Our finance and insurance business, substantially all of which is commission based, has no associated costs of goods sold and represented 3% of our revenues and 18% of our gross profit during the year ended December 31, 2003.

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  New Vehicles.    Our franchises include a diverse portfolio of 35 American, European and Asian brands. We believe that our diverse brand, product and price mix enables us to reduce our exposure to specific product supply shortages and changing customer preferences. New vehicle sales were approximately 61% of our total revenues and 29% of total our gross profit for the year ended December 31, 2003.

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  Used Vehicles.    We sell used vehicles at virtually all our franchised dealerships. Retail sales of used vehicles, which generally have higher gross margins than new vehicles, making up approximately 25% of our total revenues and 14% of our total gross profit during the year ended December 31, 2003. We obtain used vehicles through customer trade-ins, auctions restricted to new vehicle dealers (offering off-lease, rental and fleet vehicles) and "open" auctions which offer repossessed vehicles and vehicles sold by other dealers. We sell the majority of our used vehicles to retail customers. We dispose of used vehicles that are not purchased by retail customers through sales to other dealers and at auctions.

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  Parts, Service and Collision Repair ("fixed operations").    We sell parts and provide maintenance and repair service at all our franchised dealerships. In addition, we have 23 free-standing collision repair centers in close proximity to dealerships in substantially all our platforms. Our dealerships and collision repair centers collectively operate approximately 2,230 service bays. Revenues from parts, service and collision repair centers were approximately 11% of our total revenues and 39% of our total gross profit for the year ended December 31, 2003. We believe that parts and service and collision repair revenues are more stable than vehicle sales. Industry-wide, parts and service revenues have consistently increased over the last 20 years. We believe that this is due to the increased cost of maintaining vehicles, the added technical complexity of vehicles and the increased number of vehicles on the road.

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  Finance and Insurance ("F&I").    We arranged third-party customer financing on approximately 70% of the vehicles we sold for the year ended December 31, 2003. These transactions result in commissions being paid to us by the indirect lenders, including manufacturer-captive finance companies. In addition to finance commissions, these transactions create other highly profitable sales commission opportunities, including selling extended service contracts and various insurance-related products to the consumer. Our size and sales volume motivate vendors to provide these products to us at substantially reduced fees compared to industry norms which results in competitive advantages as well as acquisition synergies. Profits from finance and insurance generated approximately 3% of our total revenues and 18% of our total gross profit for the year ended December 31, 2003. We earn sales- based commissions on substantially all of these products while taking virtually no risk related to loan payments, insurance payments or investment performance, which are fully borne by third-parties. These commissions are subject to cancellation, in certain circumstances, if the customer cancels the contract.

  Highly Variable Cost Structure

        Our variable cost structure helps us manage expenses in a variety of economic environments, as the majority of our operating expenses consist of incentive-based compensation, vehicle carrying costs, advertising and other variable and controllable costs. For example, on average, approximately 70% of general manager compensation and virtually all salesperson compensation is variable, tied to profits and profit margins.

  Advantageous Brand Mix

        We classify our primary franchise sales lines into luxury, mid-line import, mid-line domestic and value. Our current brand mix includes a high proportion of luxury and mid-line import franchises to total franchises. Our franchise mix contains a higher proportion of what we believe to be the most desirable luxury and mid-line import brands than most other public automotive retailers. Luxury and mid-line imports together accounted for 67% of our new retail vehicle revenues for the year ended December 31, 2003 and comprise over half of our total franchises. Luxury and mid-line imports generate above average gross margins on sales, have greater customer loyalty and repeat purchases and utilize parts and service and maintenance services at the point of sale more frequently than mid-line domestic and value automobiles. Luxury and mid-line imports have also gained market share at the expense of mid-line domestics over time. We also believe that luxury vehicle sales are less susceptible to economic cycles than other types of vehicles.

  Regional Platforms With Strong Local Brands

        Each of our platforms was comprised of between 8 and 27 franchise locations at December 31, 2003, and for the year ended December 31, 2003, sold an average of approximately 17,600 retail vehicles and generated an average of approximately $531 million in revenues. Each of our platforms maintains a strong local brand that has been enhanced through local advertising over many years. We believe that our cultivation of strong local brands can be beneficial because consumers may prefer to interact with a locally recognized brand; placing our franchises in one region under a single brand allows us to generate significant advertising savings; and our platforms can retain customers even as they purchase and service different automobile brands. Furthermore, we believe that the majority of our dealerships are located in geographic areas with above average population growth and relatively low dealer concentration and favorable franchise laws.

  Experienced and incentivized management

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  Retail and Automotive Management Experience.    We have a management team with extensive experience and expertise in the retail and automotive sectors. Kenneth B. Gilman, our president and chief executive officer, served for 25 years at Limited Brands (formerly The Limited, Inc.) where his last assignment was as chief executive officer of Lane Bryant, a retailer of women's clothing and a subsidiary of Limited Brands. From 1993 to 2001, Mr. Gilman served as vice chairman and chief administrative officer of Limited Brands with responsibility for, among other things, finance, information technology, supply chain management and production. Robert D. Frank, our senior vice president of automotive operations, has spent most of his 35-year career working in all aspects of automotive operations, including serving as chief operating officer from 1993 to 1997 of the Larry H. Miller Group, an operator of more than 20 auto dealerships, and as vice president of Chrysler's Asian operations. In addition, the former platform owners of four of our nine platforms, each with greater than 25 years of experience in the automotive retailing industry, continue to manage their respective platforms.

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  Incentivization at Every Level.    We tie compensation to performance by relying upon an incentive-based pay system at both the platform and dealership levels. At the platform level all our senior management are compensated on an incentive-based pay system and the majority have a stake in our performance based upon their ownership of approximately 12.3% of our total equity as of December 31, 2003. We also create incentives at the dealership level. We compensate our general managers based on dealership profitability, and the compensation of department managers and salespeople is similarly based upon departmental profitability and individual performance, respectively.

Our Strategy

  Focus on Higher Margin Products and Services

        While new vehicle sales are critical to drawing customers to our dealerships, used vehicle retail sales, parts, service and collision repair and finance and insurance provide significantly higher profit margins and account for the majority of our profitability. In addition, we have discipline-specific executives at both the corporate and platform levels who focus on both increasing the penetration of current services and expanding the breadth of our offerings to customers. While each of our platforms operates independently in a manner consistent with its specific market's characteristics, each pursues an integrated strategy to grow these higher margin businesses to enhance profitability and stimulate internal growth.

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  Parts, Service and Collision Repair.    Each of our platforms offers parts, performs vehicle service work and operates collision repair centers, all of which provide important sources of recurring revenue with high gross profit margins. We intend to continue to grow this higher-margin business by adding new service bays, increasing capacity utilization of existing service bays and ensuring high levels of customer satisfaction within our parts, service and collision repair operations. In addition, given the increased sophistication of vehicles, our repair operations provide detailed expertise and state-of-the-art diagnostic equipment that we believe independent repair shops cannot adequately provide. Finally, warranty work cannot be completed by independent dealers, as this work must be done at a certified dealership.

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  Finance and Insurance.    We intend to continue to bolster our finance and insurance revenues by offering a broad range of conventional finance and lease alternatives to fund the purchase of new and used vehicles. In addition to offering these third-party financing products, we intend to expand our already broad offering of third-party products such as credit insurance, extended service contracts, maintenance programs and a host of other niche products to meet all of our customer needs on a "one stop" shopping basis. Moreover, continued in-depth sales training efforts and innovative computer technologies will serve as important tools in growing our finance and insurance profitability. We have increased platform finance and insurance per vehicle retailed ("PVR") from $673 for the year ended December 31, 2001, to $816 for the year ended December 31, 2003. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Reconciliation of Non-GAAP Financial Information." We have successfully increased our platform finance and insurance PVR each year since our inception.

  Local Management of Dealership Operations and Centralized Administrative and Strategic Functions

        We believe that local management of dealership operations on a platform basis enables our retail network to provide market-specific responses to sales, customer service and inventory requirements. In addition, the use of a single trade name at each of our platforms provides a strong presence for marketing and advertising of the platform's products and services in each local market. Our administrative headquarters is located in Stamford, Connecticut. We expect to relocate to New York, New York in April 2004. The administrative office is responsible for the capital structure of the business and the expansion and operating strategy. The implementation of our operational strategy rests with each platform management team based on the policies and procedures set forth by the corporate office. Each of our platforms has a management structure that is intended to promote and reward entrepreneurial spirit and the achievement of team goals and are complemented by centralized technology and financial controls, as well as sharing best practices and market intelligence throughout the organization.

  Platform Management

        Each of our dealerships is managed by a general manager who has authority over day-to-day operations. Our platform management teams' thorough understanding of their local markets enables them to effectively run day-to-day operations, market to customers, recruit new employees and gauge acquisition opportunities in their local markets. The general manager of each dealership is supported by a management team consisting, in most cases, of a new vehicle sales manager, a used vehicle sales manager, a finance and insurance manager and parts and service managers. Each dealership is managed by a trained and experienced general manager who has primary responsibility for decisions relating to inventory purchasing, advertising, sales pricing and personnel.

        We employ professional management practices in all aspects of our operations, including information technology and employee training. In addition, the corporate headquarters coordinates a platform peer review process in which the platform managers address best practices, operational challenges and successes, and formulate goals for other platforms. On a rotating basis, each platform's operations are examined in detail by management from other platforms. Through this process, we identify areas for improvement and disseminate best practices company-wide. Our dealership operations are complemented by centralized technology and strategic and financial controls, as well as sharing of best practices and market intelligence throughout the organization. Corporate and platform management utilize computer-based management information systems to monitor each dealership's sales, profitability and inventory on a regular, detailed basis. We believe the application of professional management practices provides us with a competitive advantage over many independent dealerships.

  Continued Growth Through Targeted Acquisitions

        We intend to continue to grow through acquisitions. We will pursue tuck-in acquisitions to complement the related platform by increasing brand diversity, market coverage and products and services offered. We will seek to establish platforms in new markets through the purchase of multiple individual franchises or through the acquisition of large, profitable and well-managed dealership groups with leading market positions.

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  Tuck-In Acquisitions.    One of our goals is to become the market leader in every region in which we operate a platform. We plan to acquire additional dealerships in each of the markets in which we operate to increase our brand mix, products and services offered in that market. Tuck-in acquisitions are typically re-branded immediately and operate thereafter under the respective platform's strong local brand name. From January 1, 2001 through December 31, 2003, we have made 17 tuck-in acquisitions (representing 33 franchises) to add additional strength and brand diversity to our platforms. We believe that these acquisitions in the past and in the future will facilitate our regional operating efficiencies and cost savings. In addition, we have generally been able to improve the gross profit of tuck-in dealerships following an acquisition. We believe this is due to improvements in finance and insurance PVR, greater capacity utilization of service bays, improved management practices and enhanced unit sales volumes related to the strength of our local brand names.

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  Platform Acquisitions.    We will seek to establish platforms in new geographic markets through multiple purchases of individual franchises over time, or through acquisitions of large, profitable and well-managed dealership groups with leading market positions. We target metropolitan and high-growth suburban markets in which we are not currently present and platforms with superior operational and financial management personnel. We believe that the retention of existing high quality management who understand the local market enables acquired platforms to continue to operate efficiently, while allowing us to source future acquisitions more effectively and expand our operations without having to employ and train untested new personnel. We also believe retention of the local, established brand name is important to attracting a broad and loyal customer base. We believe we are well-positioned to pursue larger, established acquisition candidates as a result of our platform management retention strategies, the reputation of our existing platform managers as leaders in the automotive retailing industry, our size, our financial resources and our ability to offer our public equity as an acquisition currency.

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  Focus on Acquisitions Providing Geographic and Brand Diversity.    By focusing on geographic and brand diversity, we seek to manage economic risk and drive growth and profitability. By having a presence in all major brands and by avoiding concentration with one manufacturer, we are well positioned to reduce our exposure to specific product supply shortages and changing customer preferences. At the same time, we will seek to continue to increase the proportion of our dealerships that are in markets with favorable demographic characteristics or that are franchises of fast-growing, high-margin brands. In particular, we will focus on luxury dealerships (such as BMW, Lexus and Mercedes-Benz) and mid-line import dealerships (such as Honda, Toyota and Nissan).

Recent Developments

Acquisitions and Divestitures

        During the first quarter of 2004, we acquired three automotive dealerships for a total purchase price of $38.2 million and our preliminary allocation of purchase price resulted in $33.6 million to be allocated to goodwill and manufacturer franchise rights. We estimate that the annual revenues of the acquired franchises total $170.0 million, based on historical performance.

        During the first quarter of 2004, we completed the sale of a franchise that was classified as discontinued operations as of December 31, 2003.

Sale/Leaseback Agreement

        During the first quarter of 2004, we entered into an agreement with an unaffiliated third party in connection with future sale/leaseback transactions, under which we intend to sell certain land and buildings with a net book value of approximately $101.0 million to the third party for a sales price in excess of book value and enter into long term operating leases for the related facilities. We intend to use approximately $65.0 million of the proceeds from these transactions to repay the related mortgage indebtedness.

        Our principal executive offices are located at 3 Landmark Square, Suite 500, Stamford, Connecticut 06901. Our telephone number is (203) 356-4400. We expect to relocate our principal executive offices to 622 Third Avenue, 37th Floor, New York, New York 10017 on April 5, 2004. Our telephone number will be (212) 885-2500. We maintain a website at www.asburyauto.com. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus. You should not consider information contained on our website or that can be accessed through our website to be part of this prospectus, with the exception of documents we file with the Securities and Exchange Commission.

THE OFFERING

Summary of Terms of the Exchange Offer

Background	On December 23, 2003, we completed a private placement of the Original Notes. In connection with that private placement, we entered into a registration rights agreement in which we agreed, among other things, to complete an exchange offer.
The Exchange Offer
We are offering to exchange our New Notes which have been registered under the Securities Act of 1933, as amended (the "Securities Act") for a like principal amount of our outstanding, unregistered Original Notes. Original Notes may only be tendered in integral multiples of $1,000 principal amount.
As of the date of this prospectus, $200,000,000 in aggregate principal amount of our Original Notes are outstanding.
Resale of New Notes
We believe that New Notes issued pursuant to the exchange offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
	•	you are acquiring the New Notes in the ordinary course of your business;
	•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution of the New Notes; and
	•	you are not our affiliate as defined under Rule 405 of the Securities Act.

Each participating broker-dealer that receives New Notes for its own account pursuant to the exchange offer in exchange for Original Notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of New Notes. See "Plan of Distribution".
Any holder of Original Notes who:
	•	is our affiliate;
	•	does not acquire New Notes in the ordinary course of its business;
	•	tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of New Notes; or
	•	is a broker-dealer that acquired the Original Notes directly from us, must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with the resale of New Notes.

Consequences If You Do Not Exchange Your Original Notes
Original Notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell the Original Notes unless:
• pursuant to an exemption from the requirements of the Securities Act;
• the Original Notes are registered under the Securities Act, or
• the transaction requires neither such an exemption nor registration.
After the exchange offer is closed, we will no longer have an obligation to register the Original Notes, except for some limited exceptions. See "Risk Factors—Failure to Exchange Your Original Notes."
Expiration Date	5:00 p.m., New York City time, on , 2004, unless we extend the exchange offer.
Certain Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which we may waive.
Special Procedures for Beneficial Holders
If you beneficially own Original Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact such registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes, either arrange to have the Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable time.
Withdrawal Rights	You may withdraw your tender of Original Notes at any time before the offer expires.
Accounting Treatment
We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles. See "The Exchange Offer—Accounting Treatment."
Certain Tax Consequences	The exchange pursuant to the exchange offer generally should not be a taxable event for U.S. Federal income tax purposes.
Use of Proceeds	We will not receive any proceeds from the exchange or the issuance of New Notes in connection with the exchange offer.
Exchange Agent	The Bank of New York is serving as exchange agent in connection with the exchange offer.

Summary Description of the Securities to be Registered

        The New Notes have the same financial terms and covenants as the Original Notes, which are as follows:

Issuer	Asbury Automotive Group, Inc.
Notes Offered	$200 million aggregate principal amount of 8.00% Senior Subordinated Notes due 2014.
Maturity Date	March 15, 2014.
Interest	8% per annum, payable semi-annually in arrears on March 15, and September 15 of each year, commencing March 15, 2004.
Guarantors
The New Notes will be guaranteed by all our current subsidiaries (other than our current Toyota and Lexus dealership subsidiaries) and all of our future domestic restricted subsidiaries that have outstanding, incur or guarantee any other indebtedness (other than our future Toyota and Lexus dealership subsidiaries). Our present Toyota and Lexus dealership subsidiaries do not guarantee the Original Notes and will not guarantee the New Notes and our future Toyota and Lexus dealership subsidiaries will not be required to guarantee the New Notes, except under certain circumstances. Each subsidiary guarantor will provide a guarantee of the payment of principal, premium, if any, and interest on the notes on a senior subordinated basis.
Ranking	The New Notes are senior subordinated debt. Both the New Notes and the subsidiary guarantees rank:
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junior to all of our and the subsidiary guarantors' existing and future indebtedness (including any borrowings under our credit facility and floor plan facilities), other than trade payables, our 9% Senior Subordinated Notes due 2012 and the subsidiary guarantees thereof by those of our subsidiaries that guarantee notes and indebtedness that expressly provides it is not senior to the New Notes and the subsidiary guarantees.
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equally with any of our and the subsidiary guarantors' existing and future senior subordinated indebtedness, including our 9% Senior Subordinated Notes due 2012 and the subsidiary guarantees thereof by those of our subsidiaries that guarantee the New Notes
• senior to any of our and the subsidiary guarantors' future junior subordinated indebtedness and
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effectively junior to all existing and future indebtedness of our non-guarantor subsidiaries, including trade payables and the guarantees of our 9% Senior Subordinated Notes due 2012 by our Toyota and Lexus dealership subsidiaries.
No Entitlement to Sinking Fund	The New Notes will not be entitled to the benefit of any sinking fund.

Optional Redemption	Any time prior to May 15, 2007, we may, at our option, use the net proceeds of one or more equity offerings to redeem up to 35% of the aggregate principal amount of New Notes.

At any time prior to May 15, 2009, we may, at our option, redeem all or a portion of the New Notes in cash at a price equal to 100% of their principal amount plus the applicable premium described under "Description of the New Notes—Optional Redemption."

On and after May 15, 2009, we may, at our option, redeem all or a portion of the New Notes in cash at the redemption prices described under "Description of the New Notes—Optional Redemption", plus accrued and unpaid interest, if any, to the date of redemption.
Mandatory Offer to Repurchase
If we sell assets under specific circumstances, or experience specific kinds of changes of control, we may be required to offer to repurchase the New Notes at the prices set forth in "Description of the New Notes—Repurchase at the Option of Holders."
Basic Covenants of the Indenture	The indenture governing the notes contains covenants that, among other things, limits our ability and the ability of our restricted subsidiaries to:
	•	incur indebtedness or issue preferred shares;
	•	pay dividends or make other equity distributions in respect of our capital stock or to make certain other restricted payments;
	•	make investments;
	•	create liens;
	•	agree to payment restrictions affecting our restricted subsidiaries;
	•	merge, consolidate or transfer or sell all or substantially all of our assets;
	•	enter into transactions with our affiliates; and
	•	designate our subsidiaries as unrestricted subsidiaries.
These covenants are subject to important qualifications and exceptions. For more details, see the section entitled "Description of the New Notes—Certain Covenants."
Absence of a Public Market for the New Notes
There is no public trading market for the New Notes, and we do not intend to apply for listing of the New Notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. See "Risk Factors—We cannot assure you that an active trading market will develop for the notes."

RISK FACTORS

        You should carefully consider the following risks and other information in this prospectus and incorporated by reference herein before deciding to acquire any of the New Notes or to exchange any of the Original Notes.

Risks Related to the Notes

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

        Original Notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue New Notes in exchange for the Original Notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in "The Exchange Offer—Procedures for Tendering." Such procedures and conditions include timely receipt by the exchange agent of such Original Notes and of a properly completed and duly executed letter of transmittal.

        Because we anticipate that most holders of Original Notes will elect to exchange such Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the exchange offer may be substantially limited. Any Original Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount at maturity of the Original Notes outstanding. Following the exchange offer, if you did not tender your Original Notes you generally will not have any further registration rights, and such Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for such Original Notes could be adversely affected. The Original Notes are currently eligible for sale pursuant to Rule 144A and Regulation S through the Private Offerings, Resale and Trading through Automated Linkages market of the National Association of Securities Dealers, Inc.

We are a holding company and as a result are dependent on our subsidiaries to generate sufficient cash and distribute cash to us to service our indebtedness, including the notes.

        Our ability to make payments on our indebtedness, fund our ongoing operations and invest in capital expenditures and any acquisitions will depend on our subsidiaries' ability to generate cash in the future and distribute that cash to us. It is possible that our subsidiaries may not generate cash from operations in an amount sufficient to enable us to service our indebtedness, including the notes. Many of our subsidiaries are subject to restrictions on payments to us and our affiliates under their franchise agreements, dealer agreements, other agreements with manufacturers, mortgages, loan facilities and floor plan agreements. For example, most of the agreements contain minimum working capital or net worth requirements, and some manufacturers' dealer agreements specifically prohibit a distribution to us if the distribution would cause the dealership to fail to meet such manufacturer's capitalization guidelines, including net working capital. These restrictions limit our ability to utilize profits generated from one subsidiary at other subsidiaries or, in some cases, at the parent company. These factors could also render our subsidiary guarantors financially or contractually unable to make payments under their guarantees of the New Notes.

        Your right to receive payments on the New Notes is junior to our existing and future senior indebtedness and the existing and future senior indebtedness of our guarantors.

        The New Notes and the guarantees will be subordinated to the prior payment in full of our and the guarantors' respective current and future senior indebtedness to the extent set forth in the indenture. As of December 31, 2003, we had $142.4 million of total senior indebtedness (excluding our outstanding indebtedness under our floor plan facilities). The New Notes will also be subordinated to senior indebtedness under our floor plan facilities. As of December 31, 2003, we had $602.2 million of floor plan notes payable outstanding. Because of the subordination provisions of the New Notes, in the event of the bankruptcy, liquidation or dissolution of Asbury or any guarantor, our assets or the assets of the guarantors would be available to pay obligations under the New Notes and our other senior subordinated obligations only after all payments had been made on our or the guarantors' senior indebtedness. Sufficient assets may not remain after all these payments have been made to make required payments on the New Notes and any other senior subordinated obligations, including payments of interest when due. As a result holders of New Notes may receive less, ratably, than our other unsecured general creditors if we are the subject of a bankruptcy, liquidation, reorganization or similar proceeding.

        In addition, we will be prohibited from making all payments on the New Notes and the guarantees in the event of a payment default on our senior indebtedness (including borrowings under our credit facility and floor plan facilities) and, for limited periods, upon the occurrence of other defaults under our credit facility and floor plan facilities. In the event of a non-payment default under our senior indebtedness, we may not have sufficient funds to pay all our creditors, including the holders of the notes. See "Description of the New Notes."

Claims of creditors of all of our non-guarantor subsidiaries will have priority over the assets and earnings of those subsidiaries over you as a holder of the New Notes.

        The New Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries that are not guarantors. A majority of our subsidiaries will guarantee the New Notes. However, our present Toyota and Lexus dealership subsidiaries will not guarantee the New Notes and the indenture will not require our future Toyota and Lexus dealership subsidiaries to guarantee the New Notes, except under certain circumstances. The indenture restricts the type of business in which our Toyota and Lexus dealership subsidiaries may engage, but does not otherwise restrict our ability to transfer assets to or invest in these subsidiaries. Also, subsidiaries we may establish or acquire in the future that are foreign subsidiaries, or which do not have any indebtedness or guarantees of indebtedness or which we designate as unrestricted subsidiaries in accordance with the indenture, will not be required to guarantee the New Notes. Claims of creditors of our non-guarantor subsidiaries, including trade creditors, as well as guarantees of our 9% Senior Subordinated Notes due 2012 by non-guarantor subsidiaries (including all of our present Toyota and Lexus dealership subsidiaries), generally will have priority with respect to the assets and earnings of such subsidiaries over our claims or those of our creditors, including you as a holder of the New Notes. In the event that any of our non-guarantor subsidiaries become insolvent, liquidate, reorganize, dissolve or otherwise wind up, the assets and earnings of those subsidiaries will be used first to satisfy the claims of their creditors, including holders of the 9% Senior Subordinated Notes due 2012, trade creditors, banks and other lenders and judgment creditors.

        As of December 31, 2003, after giving effect to the offering of the Original Notes and the use of the net proceeds from such offering, (i) we and our consolidated subsidiaries had total debt (including floor plan indebtedness) of $1,194.5 million and $744.5 million of secured indebtedness and (ii) we and our subsidiary guarantors had $450.0 million of unsecured senior subordinated indebtedness outstanding. Our non-guarantor subsidiaries guarantee our $250.0 million of 9% Senior Subordinated Notes due 2012 and have ordinary course liabilities, including trade payables. For the twelve months ended December 31, 2003, our non-guarantor subsidiaries had revenues of approximately $90.3 million and net income of approximately $10.1 million.

The New Notes and subsidiary guarantees are not secured.

        In addition to being subordinated to all of our and our guarantors' existing and future senior indebtedness, the New Notes and the guarantees will not be secured by any of our assets or those of our subsidiaries. Our obligations under our credit facility are secured by a blanket lien on all of our assets. In addition, substantially all our new and used vehicle inventory, among other assets, is pledged to secure our obligations under our floor plan facilities under which we finance vehicle purchases. Finally, the terms of the New Notes do not restrict us from granting liens to secure debt that is senior in right of payment to the New Notes. If we become insolvent or are liquidated, or if payment under the credit facility or any other secured senior indebtedness is accelerated, the lenders under the credit facility or holders of other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the credit facility or our other senior indebtedness).

It may not be possible for us to purchase New Notes on the occurrence of a change in control.

        Upon the occurrence of specific change of control events, we will be required to offer to repurchase all of the New Notes at 101% of the principal amount of the New Notes plus accrued and unpaid interest, including any special interest, to the date of purchase. We cannot assure you that there will be sufficient funds available for us to make any required repurchase of the New Notes upon a change of control. Our failure to purchase tendered notes would constitute a default under the indenture governing the New Notes, which, in turn, would constitute a default under our credit facility and other debt instruments. See "Description of the New Notes—Repurchase at the Option of Holders "Change of Control."

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note-holders to return payments received from guarantors.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee can be voided, or claims under a subsidiary guarantee may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the issuance of the guarantee; and

  •
  the subsidiary guarantor:

  •
  was insolvent or rendered insolvent by reason of issuing the guarantee;

  •
  was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they become due.

        In addition, any payment by that subsidiary guarantor under a guarantee could be voided and required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor under such circumstances.

        The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair salable value of all of its assets;

  •
  the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

  •
  it could not pay its debts as they became due.

        In the event the guarantee of the New Notes by a subsidiary guarantor is voided as a fraudulent conveyance, holders of the notes would effectively be subordinated to all indebtedness and other liabilities of that guarantor.

We cannot assure you that an active trading market will develop for the New Notes.

        The New Notes are new issues of securities for which there is currently no trading market. We do not intend to apply for listing of the New Notes on any securities exchange or for quotation through NASDAQ. Accordingly, there can be no assurance that an active market will develop upon completion of the exchange offer, or, if developed, that such market will be sustained or as to the liquidity of any market. In addition, the liquidity of the trading market in the New Notes and the market price quoted for the New Notes may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the financial performance or prospects of companies in the automotive industry. If an active market does not develop or is not maintained, the market price of the New Notes may decline and you may not be able to resell the New Notes.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of the New Notes in the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	1999	2000	2001	2002	2003
Ratio of Earnings to Fixed Charges	1.66x	1.40x	1.51x	2.17x	1.53x

        For purposes of computing the above ratios: (1) earnings consist of pre-tax income from continuing operations before equity method earnings or losses plus fixed charges minus minority interest in pre-tax income of entities that have not incurred fixed charges; and (2) fixed charges consist of interest expense on debt and amortization of deferred debt issuance costs, and that portion of rental expense representative of interest.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        In connection with the sale of the Original Notes we entered into a registration rights agreement with the purchasers, under which we agreed to use our best efforts to file and have declared effective an exchange offer registration statement under the Securities Act.

        We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of New Notes, but not a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act, who exchanges Original Notes for New Notes in the exchange offer, generally may offer the New Notes for resale, sell the New Notes and otherwise transfer the New Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the New Notes only if the holder acquires the New Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the New Notes.

        Any holder of the Original Notes using the exchange offer to participate in a distribution of New Notes cannot rely on the no-action letters referred to above. A broker-dealer that acquired Original Notes directly from us, but not as a result of market-making activities or other trading activities must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

        Each broker-dealer that receives New Notes for its own account in exchange for Original Notes, as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus available to broker-dealers for use in connection with any such resale. See "Plan of Distribution."

        Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of New Notes.

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange

        Upon the terms and subject to the conditions of the exchange offer, we will accept any and all Original Notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date. The date of acceptance for exchange of the Original Notes, and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date (unless extended as described in this document). We will issue, on or promptly after the exchange date, an aggregate principal amount of up to $200,000,000 of New Notes for a like principal amount of outstanding Original Notes tendered and accepted in connection with the exchange offer. The New Notes issued in connection with the exchange offer will be delivered on the earliest practicable date following the exchange date. Holders may tender some or all of their Original Notes in connection with the exchange offer, but only in $1,000 increments of principal amount at maturity.

        The terms of the New Notes are identical in all material respects to the terms of the Original Notes, except that the New Notes have been registered under the Securities Act and are issued free from any covenant regarding registration, including the payment of liquidated damages upon a failure to file or have declared effective an exchange offer registration statement or to complete the exchange offer by certain dates. The New Notes will evidence the same debt as the Original Notes and will be issued under the same indenture and entitled to the same benefits under that indenture as the Original Notes being exchanged. As of the date of this prospectus, $200,000,000 in aggregate principal amount of the Original Notes are outstanding.

        In connection with the issuance of the Original Notes, we arranged for the Original Notes originally purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of The Depository Trust Company ("DTC"), acting as depositary. Except as described under "Description of Original Notes—Book-Entry, Delivery and Form," the New Notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC. See "Description of Original Notes—Book-Entry, Delivery and Form."

        Holders of Original Notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Original Notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, but will not be entitled to any registration rights under the registration rights agreement.

        We shall be considered to have accepted validly tendered Original Notes if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us.

        If any tendered old Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder as quickly as possible after the expiration date.

        Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The expiration date for the exchange offer is 5:00 p.m., New York City time, on    2004, unless extended by us in our sole discretion (but in no event to a date later than    2004), in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

        We reserve the right, in our sole discretion:

  •
  to delay accepting any Original Notes, to extend the offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

  •
  to amend the terms of the exchange offer in any manner.

        If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

        If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

Interest on the New Notes

        Interest on the New Notes will accrue at the rate of 8% per annum from the most recent date to which interest on the New Notes has been paid or, if no interest has been paid, from the date of the indenture governing the notes. Interest will be payable semiannually in arrears on March 15 and September 15, commencing on March 15, 2004.

Conditions to the Exchange Offer

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange New Notes for, any Original Notes and may terminate the exchange offer as provided in this prospectus before the acceptance of the Original Notes, if:

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding relating to us or any of our subsidiaries;

  •
  any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

  •
  any law, statue, rule or regulation is proposed, adopted or enacted, which in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

  •
  any governmental approval has not been obtained, which approval we, in our reasonable discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

        The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

        If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

  •
  refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders;

  •
  extend the exchange offer and retain all Original Notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these Original Notes (See "—Withdrawal of Tenders" below); or

  •
  waive unsatisfied conditions relating to the exchange offer and accept all properly tendered Original Notes which have not been withdrawn.

Procedures for Tendering

        Unless the tender is being made in book-entry form, to tender in the exchange offer, a holder must

  •
  complete, sign and date the letter of transmittal, or a facsimile of it,

  •
  have the signatures guaranteed if required by the letter of transmittal, and

  •
  mail or otherwise deliver the letter of transmittal or the facsimile, the Original Notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

        Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the exchange agent's account. Although delivery of Original Notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the exchange agent at its addresses set forth under the caption "exchange agent" below, prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

        The tender by a holder of Original Notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal of Original Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

        Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner's Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the owners' name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        Signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the Original Notes tendered pursuant thereto are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

  •
  for the account of an eligible guarantor institution.

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by:

  •
  a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

  •
  a commercial bank or trust company having an office or correspondent in the United States, or

  •
  an "eligible guarantor institution".

        If the letter of transmittal is signed by a person other than the registered holder of any Original Notes, the Original Notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

        If the letter of transmittal or any Original Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

        We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes in our sole discretion. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes whose acceptance by us would, in the opinion of our U.S. counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Original Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Original Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Original Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

        In addition, we reserve the right, as set forth above under the caption "Conditions to the Exchange Offer," to terminate the exchange offer.

        By tendering, each holder represents to us, among other things, that:

  •
  the New Notes acquired in connection with the exchange offer are being obtained in the ordinary course of business of the person receiving the New Notes, whether or not such person is the holder;

  •
  neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

  •
  neither the holder nor any such other person is our "affiliate" (as defined in Rule 405 under the Securities Act).

        If the holder is a broker-dealer which will receive New Notes for its own account in exchange for Original Notes, it will acknowledge that it acquired such Original Notes as the result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

Guaranteed Delivery Procedures

        A holder who wishes to tender its Original Notes and:

  •
  whose Original Notes are not immediately available;

  •
  who cannot deliver the holder's Original Notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

  •
  who cannot complete the procedures for book-entry transfer before the expiration date may effect a tender if

  •
  the tender is made through an eligible guarantor institution;

  •
  before the expiration date, the exchange agent receives from the eligible guarantor institution:

  •
  a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery,

  •
  the name and address of the holder, and

  •
  the certificate number(s) of the Original Notes and the principal amount at maturity of Original Notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal and the certificate(s) representing the Original Notes (or a confirmation of book-entry transfer), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered Original Notes in proper form for transfer or a confirmation of book-entry transfer, and all other documents required by the letter of transmittal.

Withdrawal of Tenders

        Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        To withdraw a tender of Original Notes in connection with the exchange offer, a written facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

  •
  specify the name of the person who deposited the Original Notes to be withdrawn,

  •
  identify the Original Notes to be withdrawn (including the certificate number or numbers and principal amount at maturity of such Original Notes),

  •
  be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender, and

  •
  specify the name in which any such Original Notes are to be registered, if different from that of the depositor.

        We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any Original Notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no New Notes will be issued unless the Original Notes withdrawn are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described above under the caption "Procedures for Tendering" at any time prior to the expiration date.

Exchange Agent

        The Bank of New York has been appointed as exchange agent in connection with the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to The Bank of New York—Bondholder Relations Group, at its offices at 111 Sanders Creek Parkway, E. Syracuse, N.Y 13057. The exchange agent's telephone number is 1-800-548-5075 and facsimile number is 1-315-414-3885.

Fees and Expenses

        We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and certain accounting and legal fees.

        Holders who tender their Original Notes for exchange will not be obligated to pay transfer taxes. If, however:

  •
  New Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered, or

  •
  if tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal, or

  •
  if a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the exchange offer,

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

        The New Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

Consequences of Failures to Properly Tender Original Notes in the Exchange

        Issuance of the New Notes in exchange for the Original Notes under the exchange offer will be made only after timely receipt by the exchange agent of such Original Notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offer, certain registered rights under the registration rights agreement will terminate.

        In the event the exchange offer is completed, we will not be required to register the remaining Original Notes. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

  •
  the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law, and

  •
  the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

        We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the exchange offer, any trading market for remaining Original Notes could be adversely affected.

DESCRIPTION OF THE NEW NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, "Asbury" refers only to Asbury Automotive Group, Inc. and not to any of its Subsidiaries.

        Asbury issued the Original Notes under an indenture dated December 23, 2003 among itself, the Guarantors and The Bank of New York, as trustee, in a private transaction that is not subject to the registration requirements of the Securities Act. The terms of the Original Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The New Notes will be issued under the same indenture and will be identical in all material respects to the Original Notes, except that the New Notes have been registered under the Securities Act and are free of any obligation regarding registration, including the payments of liquidated damages upon failure to file or have declared effective an exchange offer registration statement or to consummate an exchange offer by certain dates. Unless specifically stated to the contrary, the following description applies equally to the New Notes and the Original Notes.

        The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, define your rights as holders of New Notes. Copies of the indenture are available as set forth under "Available Information." Certain defined terms used in this description but not defined below under "Certain Definitions" have the meanings assigned to them in the indenture.

        The registered Holder of a New Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the New Notes and the Guarantees

  The New Notes

        The New Notes:

    •
    are general unsecured senior subordinated obligations of Asbury;

    •
    are subordinated in right of payment to all existing and future Senior Debt of Asbury, including borrowings under the Credit Agreement and Floor Plan Facilities;

    •
    rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of Asbury, including Asbury's 9% Senior Subordinated Notes due 2012;

    •
    are effectively junior to all existing and future liabilities, including trade payables, of Asbury's non-guarantor Subsidiaries; and

    •
    are unconditionally guaranteed on a senior subordinated basis by the Guarantors.

  The Guarantees

        The New Notes are guaranteed by substantially all of Asbury's Restricted Subsidiaries (other than all of Asbury's current Toyota Dealership Subsidiaries and Lexus Dealership Subsidiaries).

        Each guarantee of the New Notes:

    •
    is a general unsecured senior subordinated obligation of the Guarantor;

    •
    is subordinated in right of payment to all existing and future Senior Debt of that Guarantor; and

    •
    ranks pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of that Guarantor.

        As of December 31, 2003, Asbury and the Guarantors had Senior Debt outstanding (including the Original Notes) of approximately $696.4 million, and approximately $250 million was available to Asbury for additional borrowings under its credit facility, all of which constitutes Senior Debt ranking ahead of the New Notes, and $250 million of indebtedness outstanding which constitutes Senior Subordinated Indebtedness ranking pari passu with the New Notes. As indicated above and as discussed in detail below under the caption "Subordination," payments on the New Notes and under these guarantees will be subordinated to the payment of Senior Debt. The indenture will permit both Asbury and the Guarantors to incur additional debt, including Senior Debt.

        As of the date of the issuance of the New Notes, all of Asbury's Subsidiaries, other than Asbury's current Toyota Dealership Subsidiaries and Lexus Dealership Subsidiaries, will be guaranteeing the New Notes. Not all of our future Subsidiaries will be obligated to guarantee the New Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

        As of the date of the issuance of the New Notes, all of our subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "Certain Covenants Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the New Notes. See "Risk Factors—Claims of creditors of all of our non-guarantor subsidiaries will have priority over the assets and earnings of those subsidiaries over you as a holder of the New Notes."

Principal, Maturity and Interest

        The New Notes will be initially issued in a total principal amount of $200 million. Asbury may issue additional notes ("Additional Notes") under the indenture from time to time after this offering with the same CUSIP number as the New Notes offered hereby if such Additional Notes are fungible with the New Notes offered hereby for United States federal income tax purposes. Any issuance of Additional Notes will be subject to the covenant described below under the caption "Certain Covenants Incurrence of Indebtedness and Issuance of Preferred Stock." The New Notes and any Additional Notes subsequently issued under the indenture will rank equally and will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Asbury will issue New Notes in denominations of $1,000 and integral multiples of $1,000. The New Notes will mature on March 15, 2014.

        Interest on the New Notes will accrue at the rate of 8% per annum and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2004. Asbury will make each interest payment to the Holders of record on the immediately preceding March 1 and September 1.

        Interest on the New Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the New Notes

        If a Holder has given wire transfer instructions to Asbury, Asbury will pay all principal, interest and premium, if any, on that Holder's New Notes in accordance with those instructions. All other payments on New Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York (which will initially be the corporate trust office of the trustee) unless

Asbury elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the New Notes

        The trustee under the indenture will initially act as paying agent and registrar for the New Notes. Asbury may change the paying agent or registrar without prior notice to the Holders of the New Notes, and Asbury or any of its Restricted Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange New Notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of New Notes. Holders will be required to pay all taxes due on transfer. Asbury is not required to transfer or exchange any New Note selected for redemption. Also, Asbury is not required to transfer or exchange any New Note for a period of 15 days before a selection of New Notes to be redeemed.

Subsidiary Guarantees

        The New Notes will be guaranteed by each of Asbury's current and future Domestic Subsidiaries, other than Asbury's Toyota Dealership Subsidiaries and Lexus Dealership Subsidiaries, which incurs, has outstanding or guarantees any Indebtedness. Subject to the conditions described below, the Guarantors will, jointly and severally, unconditionally guarantee on an unsecured and senior subordinated basis the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of Asbury under the indenture and the New Notes, whether for principal, premium, if any, or interest on the New Notes or otherwise. The Guarantors will also pay, on an unsecured and senior subordinated basis and in addition to the amount stated above, any and all expenses (including counsel fees and expenses) incurred by the trustee under the indenture in enforcing any rights under a Subsidiary Guarantee with respect to a Guarantor. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor on the same basis as the New Notes are subordinated to the Senior Debt of Asbury. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note-holders to return payments received from guarantors." Except as described below under "Repurchase at the Option of Holders Asset Sales" and "Certain Covenants", Asbury is not restricted from selling or otherwise disposing of its direct or indirect Equity Interests in the Guarantors.

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Asbury or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee and completes all other required documentation; or

  (b)
  the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

        The Subsidiary Guarantee of a Guarantor will be released and the Guarantor released of all obligations under its Guarantee:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Asbury, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

  (2)
  in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Asbury, if the sale complies with the "Asset Sale" provisions of the indenture;

  (3)
  upon the Legal Defeasance or Covenant Defeasance of the notes in accordance with the terms of the indenture; or

  (4)
  if Asbury designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

        See "Repurchase at the Option of Holders Asset Sales", "Legal Defeasance and Covenant Defeasance" and "Designation of Restricted and Unrestricted Subsidiaries."

Subordination

  Senior Debt versus New Notes

        The payment of principal, interest, premium and Special Interest, if any, on the New Notes will be subordinated to the prior payment in full of all Senior Debt of Asbury, including Senior Debt incurred after the date of the indenture.

        The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of New Notes will be entitled to receive any payment with respect to the New Notes (except that Holders of New Notes may receive and retain Permitted Junior Securities and payments made from the trust, if any, as described under "Legal Defeasance and Covenant Defeasance" to the extent permitted thereby), in the event of any distribution to creditors of Asbury:

  (1)
  in a liquidation or dissolution of Asbury;

  (2)
  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Asbury or its property;

  (3)
  in an assignment for the benefit of creditors; or

  (4)
  in any marshaling of Asbury's assets and liabilities.

  Liabilities of Subsidiaries versus New Notes

        As of the date of the Indenture, all of our Subsidiaries, other than Asbury's current Toyota Dealership Subsidiaries and Lexus Dealership Subsidiaries, are guaranteeing the New Notes. However, not all of our future Subsidiaries will be obligated to guarantee the New Notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors holding indebtedness or guarantees issued by such non-guarantor Subsidiaries, generally will effectively have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of our creditors, including holders of the New Notes, even if such claims do not constitute Senior Debt. Accordingly, the New Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries. See "Risk Factors—Claims of creditors of all of our non-guarantor subsidiaries will have priority over the assets and earnings of those subsidiaries over you as holder of the New Notes." Moreover, the indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness or preferred stock under the indenture. See "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

  Other Senior Subordinated Indebtedness versus New Notes

        Only Indebtedness of Asbury or any of its Subsidiaries that is Senior Debt of such Person will rank senior to the New Notes or the relevant Subsidiary Guarantee, as the case may be, in accordance with the provisions of the indenture. The New Notes and each Subsidiary Guarantee will in all respects rank pari passu with all other Senior Subordinated Indebtedness of Asbury and the relevant Subsidiary, respectively.

        Asbury and the Guarantors have agreed in the indenture that Asbury and such Guarantors will not incur, directly or indirectly, any Indebtedness that is contractually subordinate or junior in right of payment to Asbury' Senior Debt, or the Senior Debt of such Guarantors, unless such Indebtedness is Senior Subordinated Indebtedness of such Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The indenture does not treat unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured.

        Asbury also may not make any payment in respect of the New Notes (except in the form of Permitted Junior Securities or from the trust described under "Legal Defeasance and Covenant Defeasance" when permitted thereby) if:

  (1)
  a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

  (2)
  any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity, and the trustee receives a notice of such default (a "Payment Blockage Notice") from Asbury or the holders of any Designated Senior Debt.

        Payments on the New Notes will be resumed at the first to occur of the following:

  (1)
  in the case of a payment default, upon the date on which such default is cured or waived; and

  (2)
  in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

        No new Payment Blockage Notice may be delivered unless and until:

  (1)
  360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

  (2)
  all scheduled payments of principal, interest and premium, if any, on the New Notes that have come due have been paid in full in cash.

        The failure to make any payment on the New Notes by reason of the subordination provisions of the indenture will not be construed as preventing the occurrence of an Event of Default with respect to the New Notes by reason of the failure to make a required payment. Upon termination of any period of payment blockage, Asbury will be required to resume making any and all required payments under the New Notes, including any missed payments. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice.

        If the trustee or any Holder of the New Notes receives a payment in respect of the New Notes (except in Permitted Junior Securities or from the trust described under "Legal Defeasance and Covenant Defeasance") when:

  (1)
  the payment is prohibited by these subordination provisions; and

  (2)
  the trustee or the Holder has actual knowledge that the payment is prohibited;

the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

        Asbury must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

        As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Asbury, Holders of New Notes may recover less ratably than creditors of Asbury who are holders of Senior Debt. See "Risk Factors—Your right to receive payments on the New Notes is junior to our existing and future senior indebtedness and the existing and future senior indebtedness of our guarantors."

  "Designated Senior Debt" means:

  (1)
  any Obligations outstanding under the Credit Agreement and Floor Plan Facilities; and

  (2)
  after payment in full of all Obligations under the Credit Agreement and Floor Plan Facilities, any other Senior Debt permitted under the indenture, the principal amount of which is $25.0 million or more and that has been designated by Asbury as "Designated Senior Debt."

  "Permitted Junior Securities" means:

  (1)
  Equity Interests in Asbury or any Guarantor; or

  (2)
  debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

  "Senior Debt" means:

  (1)
  all Indebtedness of Asbury or any Guarantor outstanding under Credit Facilities, and all Hedging Obligations with respect thereto, and under Floor Plan Facilities;

  (2)
  any other Indebtedness of Asbury or any Guarantor permitted to be incurred under the terms of the indenture; and

  (3)
  all Obligations with respect to the items listed in the preceding clauses (1) and (2);

unless, in the case of clauses (1) and (2), the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee, as the case may be.

        Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

  (1)
  any liability for federal, state, local or other taxes owed or owing by Asbury;

  (2)
  any intercompany Indebtedness of Asbury or any of its Subsidiaries to Asbury or any of its Affiliates;

  (3)
  any trade payables; or

  (4)
  the portion of any Indebtedness that is incurred in violation of the indenture.

Optional Redemption

        At any time prior to March 15, 2007, Asbury may at its option on any one or more occasions redeem New Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of New Notes (which includes Additional Notes, if any) issued under the indenture (and any Original Notes issued under the indenture and remaining outstanding) at a redemption price of 109% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of New Notes (which includes Additional Notes, if any) issued under the indenture (and Original Notes issued under the indenture and remaining outstanding prior to the redemption) remains outstanding immediately after the redemption (excluding any notes held by Asbury or any of its Subsidiaries or Affiliates); and

  (2)
  the redemption occurs within 45 days of the date of the closing of such Equity Offering.

        At any time prior to March 15, 2009, Asbury will be entitled at its option to redeem all or a portion of the New Notes (and any Original Notes issued under the indenture and remaining outstanding), upon not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of the New Notes (and any Original Notes issued under the indenture and remaining outstanding) redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, the date of redemption (the "Redemption Date").

        "Applicable Premium" means, with respect to a New Note or Original Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such New Note or Original Note at March 15, 2009 (such redemption price as described in the table below) plus (2) all required interest payments due on such New Note or Original Note through March 15, 2009 computed, in both cases, using a discount rate equal to the Treasury Rate plus 50 basis points, over, (B) the principal amount of such New Note or Original Note.

        "Treasury Rate" means the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source similar market data)) most nearly equal to the period from the Redemption Date to March 15, 2009, provided, however, that if the period from the Redemption Date to March 15, 2009 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to March 15, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        On and after March 15, 2009, Asbury will be entitled at its option to redeem all or a portion of the New Notes and any Original Notes remaining outstanding upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (and Special Interest, if any, on Original Notes), if any, on the New Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2009	104.000%
2010	102.667%
2011	101.323%
2012 and thereafter	100.000%

Selection and Notice

        If less than all of the New Notes and any Original Notes remaining outstanding are to be redeemed in connection with any redemption, the trustee will select New Notes and any Original Notes remaining outstanding (or portions of notes) for redemption as follows:

  (1)
  if the New Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the New Notes are listed; or

  (2)
  if the New Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

        No New Notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of New Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any New Note is to be redeemed in part only, the notice of redemption that relates to that New Note will state the portion of the principal amount of that New Note that is to be redeemed. A new New Note in principal amount equal to the unredeemed portion of the original New Note will be issued in the name of the Holder of New Notes upon cancellation of the original New Note. New Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of them called for redemption.

No Mandatory Redemption or Sinking Fund

        Asbury is not required to make mandatory redemption or sinking fund payments with respect to the New Notes. However, under certain circumstances, Asbury may be required to offer to purchase notes as described under the captions "Repurchase of Notes at the Option of Holders—Change of Control" and "—Asset Sales." The indenture does not prohibit Asbury from purchasing notes in the open market or otherwise at any time and from time to time.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each Holder of New Notes will have the right to require Asbury to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes validly tendered pursuant to the offer described below (the "Change of Control Offer"). The offer price in any Change of Control Offer will be payable in cash and will be equal to 101% of the aggregate principal amount of New Notes repurchased plus accrued and unpaid interest, if any, on the New Notes repurchased, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Asbury will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase New Notes on the date specified in the notice (the "Change of Control Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Asbury will comply with the requirements of Section 14(e) of and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to the Change of Control, Asbury will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indenture by virtue of such conflict.

        On the Change of Control Payment Date, Asbury will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all New Notes or portions of New Notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the New Notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Asbury.

        The paying agent will promptly mail to each Holder of New Notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new New Note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new New Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, Asbury will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of New Notes required by this covenant. Asbury will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require Asbury to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Asbury repurchase or redeem the New Notes in the event of a takeover, recapitalization or other similar transaction.

        Asbury will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Asbury and purchases all New Notes properly tendered and not withdrawn under the Change of Control Offer.

        The Change of Control purchase feature of the New Notes may in certain circumstances make more difficult or discourage a sale or takeover of Asbury and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between Asbury and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on Asbury's ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants Incurrence of Indebtedness and Issuance of Preferred Stock." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford Holders of the New Notes protection in the event of a highly leveraged transaction.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Asbury and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of New Notes to require Asbury to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Asbury and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

        Asbury will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  Asbury (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  the fair market value is determined by Asbury's Board of Directors; and

  (3)
  at least 75% of the consideration received in the Asset Sale by Asbury or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on Asbury's or such Restricted Subsidiary's most recent balance sheet, of Asbury or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and the lender releases Asbury or such Restricted Subsidiary from further liability;

  (b)
  any securities, notes or other obligations received by Asbury or any such Restricted Subsidiary from such transferee that are promptly converted by Asbury or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

  (c)
  Replacement Assets.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Asbury or the Restricted Subsidiary, as the case may be, may apply an amount equal to such Net Proceeds at its option:

  (1)
  to repay any Senior Debt of Asbury or any of its Restricted Subsidiaries and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

  (2)
  to acquire all or substantially all of the assets of, or all of the Voting Stock of, another Permitted Business;

  (3)
  to make a capital expenditure; or

  (4)
  to acquire other long-term assets that are used or useful in a Permitted Business.

        Pending the final application of any Net Proceeds, Asbury may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        If any portion of the Net Proceeds from Asset Sales is not applied or invested as provided in the preceding paragraph, such amount will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Asbury will make an offer to holders of the New Notes (and to holders of other Senior Subordinated Indebtedness of Asbury designated by Asbury) to purchase New Notes (and such other Senior Subordinated Indebtedness of Asbury) pursuant to and subject to the conditions contained in the indenture (the "Asset Sale Offer"). Asbury will purchase notes tendered pursuant to the Asset Sale Offer at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of Asbury was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of Asbury, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture (the "Asset Sale Offer Price"). Asbury will be required to complete the Asset Sale Offer no earlier than 30 days and no later than 60 days after notice of the Asset Sale Offer is provided to the Holders, or such later date as may be required by applicable law. If the aggregate purchase price of the securities tendered exceeds the Net Proceeds allotted to their purchase, Asbury will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the notes will be denominations of $1,000 principal amount or multiples thereof. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Asbury may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        Asbury will comply with the requirements of Section 14(e) of and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of New Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to an Asset Sale Offer, Asbury will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

        The agreements governing Asbury's outstanding and future Senior Debt could prohibit Asbury from purchasing any New Notes, and also provide that certain change of control or asset sale events with respect to Asbury would constitute a default under these agreements. In the event a Change of Control or Asset Sale occurs at a time when Asbury is prohibited from purchasing notes, Asbury could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Asbury does not obtain such a consent or repay such borrowings, Asbury will remain prohibited from purchasing New Notes. In such case, Asbury's failure to purchase tendered New Notes would constitute an Event of Default under the indenture which would, in turn, likely constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of New Notes. See "Risk Factors" Your right to receive payments on the New Notes is junior to our existing and future senior indebtedness and the existing and future senior indebtedness of our guarantors."

        The provisions under the indenture relating to Asbury's obligation to make an offer to repurchase the New Notes as a result of a Change of Control or an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes then outstanding.

Certain Covenants

  Restricted Payments

        Asbury will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend on, or make any other payment or distribution on account of, Asbury's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Asbury or any of its Restricted Subsidiaries) or to the direct or indirect holders of Asbury's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (i) in Equity Interests (other than Disqualified Stock) of Asbury or (ii) to Asbury or a Restricted Subsidiary;

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Asbury) any Equity Interests of Asbury or any direct or indirect parent of Asbury (other than any such Equity Interests owned by Asbury or any of its Restricted Subsidiaries);

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

  (2)
  Asbury would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Asbury and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3) and (4) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  50% of the Consolidated Net Income of Asbury for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the notes are initially issued to the end of Asbury's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

  (b)
  100% of the aggregate net cash proceeds received by Asbury since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Asbury (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Asbury that have been converted into or exchanged for such Equity Interests (other than Equity Interests, Disqualified Stock or debt securities sold to a Subsidiary of Asbury), plus

  (c)
  to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid, purchased or redeemed for cash, the lesser of (i) such cash (less the cost of disposition, if any) and (ii) the amount of such Restricted Investment, plus

    (d)
    to the extent that any Unrestricted Subsidiary of Asbury is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the fair market value of Asbury's Investment in such Subsidiary as of the date of such redesignation and (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

        So long as no Default has occurred and is continuing or would be caused thereby (except in the case of clause (1) below), the preceding provisions will not prohibit:

  (1)
  the payment of any dividend or distribution on, or redemption of, Equity Interests, within 60 days after the date of declaration of the dividend or the giving of notice thereof, if, at the date of such declaration or the giving of such notice the payment would have complied with the provisions of the indenture;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Asbury or any Guarantor or of any Equity Interests of Asbury, or the making of any Investment, in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Asbury) of, or capital contribution in respect of, Equity Interests of Asbury (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition or any such Investment will be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Asbury or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend or other payment or distribution by a Restricted Subsidiary of Asbury to the holders of its Equity Interests on a pro rata basis;

  (5)
  repurchases of Equity Interests deemed to occur upon exercise of stock options if those Equity Interests represent all or a portion of the exercise price of those options;

  (6)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Asbury or any Restricted Subsidiary of Asbury (in the event such Equity Interests are not owned by Asbury or any of its Restricted Subsidiaries) in an amount not to exceed $2.0 million in any fiscal year;

  (7)
  the purchase by Asbury of fractional shares arising out of stock dividends, splits or combinations or business combinations; or

  (8)
  Restricted Payments not to exceed $15.0 million under this clause (8) in the aggregate, plus, to the extent Restricted Payments made pursuant to this clause (8) are Investments made by Asbury or any of its Restricted Subsidiaries in any Person and such Investment is sold for cash or otherwise liquidated or repaid, purchased or redeemed for cash, an amount equal to the lesser of (i) such cash (less the cost of disposition, if any) and (ii) the amount of such Restricted Payment, provided, that the amount of such cash will be excluded from clause (3)(d) of the preceding paragraph.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Asbury or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by Asbury's Board of Directors.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        Asbury will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Asbury will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Asbury may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and Asbury's Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, in each case, if the Fixed Charge Coverage Ratio for Asbury's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by Asbury or any of its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities, in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Asbury and its Restricted Subsidiaries thereunder) not to exceed the greater of:

  (a)
  $550 million less the aggregate amount of all Net Proceeds of Asset Sales applied by Asbury or any of its Restricted Subsidiaries since the date of the indenture to repay term Indebtedness under a Credit Facility or to repay revolving credit Indebtedness and effect a corresponding commitment reduction thereunder, in each case, in satisfaction of the covenant described above under the caption "Repurchase at the Option of Holders Asset Sales"; or

  (b)
  30% of Asbury's Consolidated Net Tangible Assets as of the date of such incurrence;

  (2)
  the incurrence by Asbury or any of its Restricted Subsidiaries of Existing Indebtedness;

  (3)
  the incurrence by Asbury or any of its Restricted Subsidiaries of Indebtedness represented by the Original Notes and the related Subsidiary Guarantees issued on the date of the indenture and the New Notes and the related Subsidiary Guarantees to be issued pursuant to the exchange offer;

  (4)
  the incurrence by Asbury or any of its Restricted Subsidiaries of Indebtedness under Floor Plan Facilities;

  (5)
  the incurrence by Asbury or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Asbury or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund or refinance any Indebtedness incurred pursuant to this clause (5), not to exceed, at any time outstanding, $30 million;

  (6)
  the incurrence by Asbury or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (5) or (6) of this paragraph;

  (7)
  the incurrence by Asbury or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Asbury and its Restricted Subsidiaries; provided, that:

  (a)
  if Asbury or any Guarantor is the obligor on such Indebtedness owing to a Restricted Subsidiary, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of Asbury, or the Subsidiary Guarantee, in the case of a Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Asbury or a Restricted Subsidiary of Asbury and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Asbury or a Restricted Subsidiary of Asbury; will be deemed, in each case, to constitute an incurrence of such Indebtedness by Asbury or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

  (8)
  the incurrence by Asbury or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

  (9)
  the guarantee by Asbury or any of its Restricted Subsidiaries of Indebtedness of Asbury or a Restricted Subsidiary of Asbury that was permitted to be incurred by another provision of this covenant;

  (10)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, that such Indebtedness is extinguished within five Business Days of its incurrence;

  (11)
  Obligations in respect of performance, bid and surety bonds and completion guarantees provided by Asbury or any of its Restricted Subsidiaries related to the construction of vehicle dealerships in the ordinary course of business; and

  (12)
  the incurrence by Asbury or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) which, when taken together with all other Indebtedness of Asbury and its Restricted Subsidiaries outstanding on the date of such incurrence and incurred pursuant to this clause (12), does not exceed $20 million.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Asbury will be permitted to divide and classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

        Accrual of interest and dividends, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, changes to amounts outstanding in respect of Hedging Obligations solely as a result of fluctuations in interest rates and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purpose of this covenant.

  Anti-Layering

        Asbury will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Asbury and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

  Liens

        Asbury will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or Attributable Debt on any asset now owned or hereafter acquired, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Asbury will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to Asbury or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Asbury or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to Asbury or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to Asbury or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  any agreement in effect or entered into on the date of the indenture, including agreements governing Existing Indebtedness, Credit Facilities and Floor Plan Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings of such instrument are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreement on the date of the indenture;

  (2)
  the indenture, the Original Notes, the New Notes and the Subsidiary Guarantees;

  (3)
  applicable law and any applicable rule, regulation or order;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by Asbury or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (5)
  customary non-assignment provisions in leases entered into in the ordinary course of business;

  (6)
  purchase money obligations for property acquired that impose restrictions on the transfer of that property of the nature described in clause (3) of the preceding paragraph; provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Indebtedness is repaid;

  (7)
  any agreement for the sale or other disposition of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of substantially all of the Capital Stock or substantially all of the assets of that Subsidiary;

  (8)
  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

  (10)
  covenants in a franchise or other agreement entered into in the ordinary course of business with a Manufacturer customary for franchise agreements in the vehicle retailing industry;

  (11)
  customary provisions in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

  (12)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Merger, Consolidation or Sale of Assets

        Asbury may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Asbury is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Asbury and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

  (1)
  either: (a) Asbury is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Asbury) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia (any such Person, the "Successor Company");

  (2)
  the Successor Company assumes all the obligations of Asbury under the New Notes, any Original Notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction no Default exists; and

  (4)
  Asbury or the Successor Company will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock."

        The foregoing clause (4) will not prohibit (a) a merger between Asbury and any of its Restricted Subsidiaries or (b) a merger between Asbury and an Affiliate with no liabilities (other than de minimis liabilities); provided that the Affiliate is incorporated and the merger undertaken solely for the purpose of reincorporating Asbury in another state of the United States, so long as the amount of Indebtedness of Asbury and its Restricted Subsidiaries is not increased thereby.

        In addition, Asbury may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Asbury and any of the Guarantors.

        The Successor Company will be the successor to Asbury and shall succeed to, and be substituted for, and may exercise every right and power of, Asbury under the indenture, and the predecessor company, in the case of a merger, consolidation or sale of all of Asbury's assets, shall be released from its obligations with respect to the notes, including with respect to its obligation to pay the principal of and interest and Special Interest, if any, on the notes.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors may designate any Restricted Subsidiary of Asbury to be an Unrestricted Subsidiary if no Default has occurred and is continuing at the time of the designation and if that designation would not cause a Default. If a Restricted Subsidiary of Asbury is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Asbury and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "Restricted Payments" or Permitted Investments, as determined by Asbury. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. In addition, no such designation may be made unless the proposed Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary that is not simultaneously subject to designation as an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default. Restrictions on Lexus and Toyota Dealerships Asbury will not permit any Lexus Dealership Subsidiary to engage in any business or activities other than the business and activities engaged in by the Lexus Dealership Subsidiaries on the date of the indenture and any business or activities which are related or incidental to the franchised retail sale and servicing of Lexus vehicles. Notwithstanding the exceptions to the covenants described under "Incurrence of Indebtedness and Issuance of Preferred Stock" and "Liens", Asbury will not permit, and will cause its Subsidiaries not to permit, any Lexus Dealership Subsidiary to incur any Indebtedness or trade payables other than Lexus Dealership Indebtedness Or Trade Payables.

        Asbury will not permit any Toyota Dealership Subsidiary to engage in any business or activities other than the business and activities engaged in by the Toyota Dealership Subsidiaries on the date of the indenture and any business or activities which are related or incidental to the franchised retail sale and servicing of Toyota vehicles. Notwithstanding the exceptions to the covenants described under "Incurrence of Indebtedness and Issuance of Preferred Stock" and "Liens", Asbury will not permit, and will cause its Subsidiaries not to permit, any Toyota Dealership Subsidiary to incur any Indebtedness or trade payables other than Toyota Dealership Indebtedness Or Trade Payables.

        This "Restrictions on Lexus and Toyota Dealerships" covenant shall not apply with respect to any Lexus Dealership Subsidiary or Toyota Dealership Subsidiary at any time after such Lexus Dealership Subsidiary or Toyota Dealership Subsidiary becomes a Guarantor by executing and delivering to the trustee a supplemental indenture pursuant to which such Lexus Dealership Subsidiary or Toyota Dealership Subsidiary agrees to guarantee Asbury's obligations under the New Notes.

  Transactions with Affiliates

        Asbury will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are not materially less favorable to Asbury or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Asbury or such Restricted Subsidiary with an unrelated Person; and

  (2)
  Asbury delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        Notwithstanding the foregoing, the following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment agreement entered into by Asbury or any of its Restricted Subsidiaries in the ordinary course of business of Asbury or such Restricted Subsidiary;

  (2)
  transactions between or among Asbury and/or its Restricted Subsidiaries;

  (3)
  transactions with a Person that is an Affiliate of Asbury solely because Asbury owns an Equity Interest in, or controls, such Person;

  (4)
  payment of reasonable directors fees;

  (5)
  issuances or sales of Equity Interests (other than Disqualified Stock) to Affiliates of Asbury;

  (6)
  the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof; and

  (7)
  Restricted Payments that are permitted by the provisions of the indenture described above under the caption "Restricted Payment."

  Additional Subsidiary Guarantees

        Any Domestic Subsidiary of Asbury which incurs, has outstanding or guarantees any Indebtedness will, simultaneously with such incurrence or guarantee (or, if the Domestic Subsidiary has outstanding or guarantees Indebtedness at the time of its creation or acquisition, at the time of such creation or acquisition), become a Guarantor and execute and deliver to the trustee a supplemental indenture pursuant to which such Subsidiary will agree to guarantee Asbury's obligations under the notes; provided, however, that (a) no Lexus Dealership Subsidiary or Toyota Dealership Subsidiary will have to comply with the requirements of this covenant unless such Subsidiary guarantees, assumes or otherwise agrees to become liable for any Indebtedness of Asbury or any of Asbury's Subsidiaries (other than a Lexus Dealership Subsidiary or a Toyota Dealership Subsidiary) other than Indebtedness in existence on the date of the indenture (or committed to by lenders under credit facilities in existence on the date of the indenture), in which case such Subsidiary will be required to become a Guarantor simultaneously with the execution and delivery of the guarantee of, or other agreement assuming liability for, such Indebtedness, and (b) all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries will not have to comply with the requirements of this covenant.

  Payments for Consent

        Asbury will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of New Notes or Original Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        Whether or not required by the SEC, so long as any notes are outstanding, Asbury will furnish to the Holders of notes, within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Asbury were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Asbury's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if Asbury were required to file such reports.

        In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the SEC, Asbury will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Asbury and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        If Asbury has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Asbury and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Asbury.

Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on, or Special Interest with respect to, the notes whether or not prohibited by the subordination provisions of the indenture;

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

  (3)
  failure by Asbury to comply with the provisions described under the caption "Certain Covenants Merger, Consolidation or Sale of Assets";

  (4)
  failure by Asbury or any of its Restricted Subsidiaries to comply for 30 days after receipt of notice with the provisions described under the captions "Repurchase at the Option of Holders Change of Control," "Repurchase at the Option of Holders Asset Sales," or "Certain Covenants Restricted Payments," "Certain Covenants Incurrence of Indebtedness and Issuance of Preferred Stock" or "Restrictions on Lexus and Toyota Dealerships";

  (5)
  failure by Asbury or any of its Restricted Subsidiaries to comply for 60 days after receipt of notice with any of the other agreements in the indenture;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Asbury or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Asbury or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal at its stated maturity after giving effect to any applicable grace period provided in such Indebtedness (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

  (7)
  failure by Asbury or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

  (8)
  except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

  (9)
  certain events of bankruptcy or insolvency described in the indenture with respect to Asbury or any of its Restricted Subsidiaries.

        However, a default under clauses (4) or (5) will not constitute an Event of Default until the trustee or the holders of 25% in aggregate principal amount of the outstanding notes notify Asbury of the default and Asbury does not cure such default within the time specified after receipt of such notice. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Asbury, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default if it determines that withholding notes is in their interest, except a Default relating to the payment of principal or interest or Special Interest.

        The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default and its consequences under the indenture except a continuing Default in the payment of interest or Special

Interest on, or the principal of, the notes (other than the non-payment of principal of or interest or Special Interest, if any, on the notes that became due solely because of the acceleration of the notes).

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Asbury with the intention of avoiding payment of the premium that Asbury would have had to pay if Asbury then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

        A Default under the notes, unless cured or waived, could trigger manufacturer rights to acquire certain of our dealerships. See "Risk Factors. "If we fail to obtain renewals of one or more of our franchise agreements on favorable terms, if substantial franchises are terminated, or if certain manufacturers' rights under their agreements with us are triggered, our operations could be significantly compromised."

        Asbury is required to deliver to the trustee within 90 days after the end of each fiscal year a statement regarding compliance with the indenture during such fiscal year. Immediately upon becoming aware of any Default or Event of Default, Asbury is required to deliver to the trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Asbury or any Guarantor, as such, will have any liability for any obligations of Asbury or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        Asbury may, at its option and at any time, elect to terminate all of the obligations of itself and the Guarantors with respect to the notes and the indenture ("Legal Defeasance") except for:

  (1)
  the rights of Holders to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on such notes when such payments are due from Defeasance Trust (as defined below);

  (2)
  Asbury's obligations to issue temporary notes, register the transfer or exchange of notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and the related obligations of Asbury and the Guarantors; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, Asbury may, at its option and at any time, elect to have the obligations of Asbury and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the New Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events with respect to Asbury) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        If Asbury exercises its Legal Defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  Asbury must irrevocably deposit with the trustee, in trust (the "Defeasance Trust"), for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Special Interest, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Asbury must specify whether the notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance only, Asbury must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Asbury has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, Asbury must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default has occurred and is continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Asbury or any of its Restricted Subsidiaries is a party or by which Asbury or any of its Restricted Subsidiaries is bound;

  (6)
  Asbury must deliver to the trustee an officers' certificate stating that the deposit was not made by Asbury with the intent of preferring the Holders of New Notes over the other creditors of Asbury with the intent of defeating, hindering, delaying or defrauding creditors of Asbury or others; and

  (7)
  Asbury must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, or Special Interest, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Special Interest, if any, on the notes;

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment and waiver provisions.

        In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes will require the consent of the Holders of at least 75% in aggregate principal amount of notes then outstanding.

        Notwithstanding the foregoing, without the consent of any Holder of notes, Asbury, the Guarantors and the trustee may amend or supplement the indenture or the notes:

  (1)
  to cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of Asbury's or any Guarantor's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Asbury's assets;

  (4)
  to add Guarantees with respect to the notes or to secure the notes;

  (5)
  to add to the covenants of Asbury or any Guarantor for the benefit of the Holders of the notes or surrender any right or power conferred upon Asbury or any Guarantor;

  (6)
  to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

  (7)
  to comply with requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

  (8)
  to evidence and provide for the acceptance and appointment under the indenture of a successor trustee pursuant to the requirements thereof; or

  (9)
  to provide for the issuance of New Notes.

        However, no amendment may be made to (A) the subordination provisions of the indenture or (B) the conditions precedent to Legal Defeasance and Covenant Defeasance described in clause (5) under the caption "Legal Defeasance and Covenant Defeasance," in each case, that adversely affects the rights of any holder of Senior Debt of Asbury or a Guarantor then outstanding unless the holders of such Senior Debt (or their representative) consents to such change.

        The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        After an amendment under the indenture becomes effective, we are required to mail to holders of the New Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Asbury, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Asbury or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Asbury or any Guarantor is a party or by which Asbury or any Guarantor is bound;

  (3)
  Asbury or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  Asbury has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, Asbury must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of Asbury or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign. If the trustee fails to either eliminate the conflicting interest, obtain permission or resign within 10 days of the expiration of the 90 day period, the trustee is required to notify the Holders to this effect and any Holder that has been a bona fide holder for at least six months may petition a court to remove the trustee and appoint a successor trustee.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture and the exchange and registration rights agreement without charge by writing to Asbury Automotive Group, Inc., 622 Third Avenue, 37th Floor, New York, New York 10017, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

        The New Notes will be represented by one or more global notes in registered form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for certificated notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

        Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

  Exchanges of Book-Entry Notes for Certificated Notes

        A beneficial interest in a Global Note may not be exchanged for a Note in certificated form unless (i) DTC (x) notifies Asbury that it is unwilling or unable to continue as Depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) in the case of a Global Note held for an account of Euroclear or Clearstream, Euroclear or Clearstream, as the case may be, (A) is closed for business for a continuous period of 14 days (other than by reason of statutory or other holidays) or (B) announces an intention permanently to cease business or does in fact do so, (iii) there shall have occurred and be continuing an Event of Default with respect to the notes or (iv) a request for certificates has been made upon 60 days' prior written notice given to the trustee in accordance with DTC's customary procedures and a copy of such notice has been received by the Company from the trustee. In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures). Any such exchange will be effected only through the DWAC System and an appropriate adjustment will be made in the records of the Security Register to reflect a decrease in the principal amount of the relevant Global Note.

  Exchanges of Certificated Notes for Book-Entry Notes

        New Notes in certificated form may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the forms provided in the indentures) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

  Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. Asbury and Guarantor take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        Upon the issuance of the Global Notes, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts with DTC ("participants") or persons who hold interests through participants. Ownership or beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interest of persons other than participants).

        As long as DTC, or its nominee, is the registered Holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and Holder of the notes represented by such Global Note for all purposes under the indenture and the notes. Except in the limited circumstances described above under "Exchanges of Book-Entry Notes for Certificated Notes," owners of beneficial interests in a Global Note will not be entitled to have portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or Holders of the Global Note (or any notes presented thereby) under the indenture or the notes. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures (in addition to those under the indenture referred to herein and, if applicable, those of Euroclear and Clearstream). In the even that owners of beneficial interests in a Global Note become entitled to receive notes in definitive form, such notes will be issued only in registered form in denominations of U.S.$1,000 and integral multiples thereof.

        Investors may hold their interests in the Global Notes directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear and Clearstream may also be subject to the procedures and requirements of such system.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take action in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Payments of the principal of and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither Asbury, the trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Except for trades involving only Euroclear or Clearstream, beneficial interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds. Asbury expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any Notes held by it or its nominee, will immediately credit participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such Notes as shown on the records of DTC or its nominee. Asbury also expects that payments by participants to owners of beneficial interests in such Global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes described above, cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants on the other hand, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date. Cash received on Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participants to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC has advised Asbury that it will take any action permitted to be taken by a Holder of notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default (as defined below) under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its participants.

        DTC has advised Asbury as follows: DTC is

  •
  a limited purpose trust company organized under the laws of the State of New York,

  •
  a "banking organization" within the meaning of New York Banking law,

  •
  a member of the Federal Reserve System,

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and

  •
  a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Asbury, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear and Clearstream, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Same Day Settlement and Payment

        Asbury will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Asbury will make all payments of principal, interest and premium and Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Asbury expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Asbury and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests by any of Asbury's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

        Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

  (1)
  for purposes of the covenant described above under the caption "Repurchase at the Option of the Holders—Asset Sales" only, any single transaction or series of related transactions that involves assets having a fair market value of less than $2.5 million;

  (2)
  a transfer of assets between or among Asbury and its Restricted Subsidiaries,

  (3)
  an issuance of Equity Interests by a Subsidiary to Asbury or to a Restricted Subsidiary of Asbury;

  (4)
  the sale or lease of inventory or accounts receivable in the ordinary course of business;

  (5)
  the sale of obsolete or damaged equipment in the ordinary course of business;

  (6)
  the sale or other disposition of cash or Cash Equivalents;

  (7)
  for purposes of the covenant described above under the caption "Repurchase at the Option of the Holders—Asset Sales" only, a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "Certain Covenants Restricted Payments";

  (8)
  any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

  (9)
  the creation of Liens.

        "Asset Sale Offer" has the meaning set forth above under the caption "Repurchase at the Option of Holders—Asset Sales."

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

  (3)
  time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized and existing under the laws of the United States, or any state thereof, and which bank or trust company has capital and surplus aggregating in excess of $500.0 million and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

  (4)
  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services (or carrying an equivalent rating by another nationally recognized rating agency if both of such two rating agencies cease publishing ratings of investments) and maturing not more than 180 days after the date of acquisition;

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

  (7)
  in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (6) above, including, without limitation, any deposit with a bank that is a lender to any Restricted Subsidiary of Asbury.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Asbury and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of Asbury;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Asbury, measured by voting power rather than number of shares;

  (4)
  the first day on which a majority of the members of the Board of Directors of Asbury are not Continuing Directors; or

  (5)
  Asbury consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Asbury, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Asbury or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Asbury outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (2)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period whether or not capitalized ((i) including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations and (ii) excluding interest expense attributable to Indebtedness incurred under Floor Plan Facilities), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (3)
  depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

  (4)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will not be included, except that such Net Income will be included to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

  (3)
  the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

  (4)
  the cumulative effect of a change in accounting principles will be excluded.

        "Consolidated Net Tangible Assets" of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption "Total Assets" (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, and research and development costs.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Asbury who:

  (1)
  was a member of such Board of Directors on the date of the indenture; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Covenant Defeasance" has the meaning set forth above under the caption "Legal Defeasance and Covenant Defeasance."

        "Credit Agreement" means that certain First Amended and Restated Credit Agreement, dated as of June 6, 2003 by and among Asbury, Asbury Automotive Group Holdings, Inc. and Ford Motor Credit Company, DaimlerChrysler Services North America L.L.C., General Motors Acceptance Corporation and the other lenders party thereto providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, or letters of credit, in each case, as amended, extended, renewed, restated, supplemented, Refinanced, replaced or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, or lenders or holders) from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Defeasance Trust" has the meaning set forth above under the caption "Legal Defeasance and Covenant Defeasance."

        "Designated Senior Debt" has the meaning set forth above under the caption "Subordination."

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Asbury to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Asbury may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "Certain Covenants Restricted Payments."

        "Domestic Subsidiary" means any Restricted Subsidiary of Asbury that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any primary offering of common stock of Asbury; provided that, if such primary offering is not a public offering, it shall not include the portion of such offering made to an Affiliate of Asbury.

        "Excess Proceeds" has the meaning set forth above under the caption "Repurchase at the Option of Holders Assets Sales."

        "Existing Indebtedness" means the Indebtedness of Asbury and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement and under Floor Plan Facilities) in existence on the date of the indenture, until such amounts are repaid.

        "Fixed Charges" means, with respect to any specified Person and its Restricted Subsidiaries for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations (but excluding interest expense attributable to Indebtedness incurred under Floor Plan Facilities); plus

  (2)
  the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

  (4)
  the product of (a) all dividends, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Asbury (other than Disqualified Stock) or the applicable Restricted Subsidiary to Asbury or a Restricted Subsidiary of Asbury, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local tax rate of such Person for such period as specified by the chief financial officer of such Person in good faith, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

        For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by the Chief Financial officer of Asbury. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months).

        "Floor Plan Facility" means an agreement with Ford Motor Credit Company, General Motors Acceptance Corporation, DaimlerChrysler Services North America LLC or any other lending institution affiliated with a Manufacturer or any bank or asset-based lender under which Asbury or its Restricted Subsidiaries incur Indebtedness, all of the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies to be sold in the ordinary course of the business of Asbury and its Restricted Subsidiaries and which may not be secured except by a Lien that does not extend to or cover any property other than property of the dealership(s) which use the proceeds of the Floor Plan Facility or other dealerships who have incurred Indebtedness from the same lender.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means:

  (1)
  each of Asbury's Subsidiaries as of the date of the indenture (other than Lexus Dealership Subsidiaries and Toyota Dealership Subsidiaries); and

  (2)
  any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  (2)
  other agreements or arrangements of a similar character designed to protect such Person against fluctuations in interest rates.

        "Holder" means the Person in whose name a note is registered on the registrar's books.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; or

  (2)
  the principal amount of the Indebtedness.

        In addition, for the purpose of avoiding duplication in calculating the outstanding principal amount of Indebtedness for purposes of the covenant described under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock", Indebtedness arising solely by reason of the existence of a Lien to secure other Indebtedness permitted to be incurred under the covenant described under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" will not be considered incremental Indebtedness.

        Indebtedness shall not include the obligations of any Person (A) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and (B) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Asbury or any Restricted Subsidiary of Asbury sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Asbury such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Asbury, Asbury will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "Certain Covenants Restricted Payments." The acquisition by Asbury or any Restricted Subsidiary of Asbury of a Person that holds an Investment in a third Person will be deemed to be an Investment by Asbury or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "Certain Covenants Restricted Payments."

        Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

        "Legal Defeasance" has the meaning set forth above under the caption "Legal Defeasance and Covenant Defeasance."

        "Lexus Dealership Indebtedness Or Trade Payables" means (i) Indebtedness or trade payables directly related to or incident to the operation of a franchised Lexus retail dealership and (ii) Indebtedness as to which all or substantially all of Asbury's Domestic Subsidiaries are, directly or indirectly, liable on the date of the indenture.

        "Lexus Dealership Subsidiary" means a Subsidiary of Asbury which directly operates a Lexus retail dealership under a franchise from Toyota Motor Sales, U.S.A., Inc. (or successor) and conducts no other business and which has no Indebtedness or trade payables outstanding other than Lexus Dealership Indebtedness Or Trade Payables.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Manufacturer" means a vehicle manufacturer which is party to a dealership or national framework franchise agreement with Asbury or a Restricted Subsidiary of Asbury.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

  (2)
  any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

        "Net Proceeds" means the aggregate cash proceeds received by Asbury or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but only as and when received), in each case net of:

  (1)
  the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees, appraiser fees and any relocation expenses incurred as a result of the Asset Sale;

  (2)
  taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

  (3)
  amounts required to be applied to the permanent repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

  (4)
  all pro rata distributions and other pro rata payments required to be made to minority interest holders in Restricted Subsidiaries of Asbury or joint ventures as a result of such Asset Sale; and

  (5)
  any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither Asbury nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Asbury or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

  (3)
  as to which the lenders have been notified in writing (which may be by the terms of the instrument evidencing such Indebtedness) that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by Asbury or any of its Restricted Subsidiaries) or assets of Asbury or any of its Restricted Subsidiaries.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Payment Default" has the meaning set forth above under the caption "Events of Default and Remedies."

        "Permitted Business" means any business that derives a majority of its revenues from the businesses engaged in by Asbury and its Restricted Subsidiaries on the date of original issuance of the notes and/or activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which Asbury and its Restricted Subsidiaries are engaged on the date of original issuance of the notes.

        "Permitted Holder" means:

  (1)
  Asbury Automotive Holdings L.L.C., so long as 100% of its Equity Interests are beneficially owned, directly or indirectly, by the entities described in clauses (2) and (3);

  (2)
  Ripplewood Partners L.P. ("Ripplewood") and entities which are Affiliates of Ripplewood (without regard to the proviso in the definition of Affiliate), so long as Ripplewood is the beneficial owner of more than 50% of the Voting Stock of, or otherwise controls, such entities; and

  (3)
  Freeman Spogli & Co. LLC and entities which are Affiliates of Freeman Spogli & Co. LLC (without regard to the proviso in the definition of Affiliate), so long as Freeman Spogli & Co. LLC or its managing members are the beneficial owners of more than 50% of the Voting Stock of, or otherwise control, such entities.

        "Permitted Investments" means:

  (1)
  any Investment in Asbury or in a Restricted Subsidiary of Asbury;

  (2)
  any Investment in cash or Cash Equivalents;

  (3)
  any Investment by Asbury or any Restricted Subsidiary of Asbury in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of Asbury; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Asbury or a Restricted Subsidiary of Asbury;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchase at the Option of Holders—Asset Sales";

  (5)
  any Investment to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Asbury;

  (6)
  Hedging Obligations;

  (7)
  Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

  (8)
  transactions with officers, directors and employees of Asbury or any of its Restricted Subsidiaries entered into in the ordinary course of business (including compensation, employee benefit or indemnity arrangements with any such officer, director or employee) and consistent with past business practices;

  (9)
  any Investment consisting of a guarantee permitted under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" above;

  (10)
  Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete assets or assets damaged in the ordinary course of business and permitted pursuant to the indenture;

  (11)
  advances, loans or extensions of credit to suppliers in the ordinary course of business by Asbury or any of its Restricted Subsidiaries;

  (12)
  Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

  (13)
  loans and advances to employees made in the ordinary course of business not to exceed $2.5 million in the aggregate at any one time outstanding;

  (14)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (15)
  Investments in any Person to the extent such Investment existed on date of the indenture and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed that amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

  (16)
  trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided that such receivables and prepaid expenses would be recorded as assets in accordance with GAAP; and

  (17)
  other Investments in any Person having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (17) since the date of the indenture, not to exceed $15.0 million.

        "Permitted Junior Securities" has the meaning set forth above under the caption "Subordination."

        "Permitted Liens" means:

  (1)
  Liens of Asbury or any of its Restricted Subsidiaries securing Senior Debt that was permitted by the terms of the indenture to be incurred;

  (2)
  Liens upon any property or assets of Asbury or any of its Restricted Subsidiaries, now owned or hereafter acquired, which secures any Indebtedness that ranks pari passu with or subordinate to the notes; provided that:

  (a)
  if such Lien secures Indebtedness which is pari passu with the notes, the notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien, or

  (b)
  if such Lien secures Indebtedness which is subordinated to the notes, any such Lien shall be subordinated to a Lien granted to the holders of the notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the notes;

  (3)
  Liens in favor of Asbury or any of its Restricted Subsidiaries;

  (4)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Asbury or any Subsidiary of Asbury; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Asbury or the Subsidiary;

  (5)
  Liens on property existing at the time of acquisition of the property by Asbury or any Subsidiary of Asbury, provided that such Liens were in existence prior to the contemplation of such acquisition;

  (6)
  Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (7)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of the second paragraph of the covenant entitled "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

  (8)
  Liens existing on the date of the indenture;

  (9)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefore; and

  (10)
  Liens incurred in the ordinary course of business of Asbury or any Restricted Subsidiary of Asbury with respect to obligations that do not exceed $10.0 million at any one time outstanding.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Asbury or any of its Restricted Subsidiaries issued to Refinance other Indebtedness of Asbury or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the

    Indebtedness being Refinanced (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced;

  (3)
  if the Indebtedness being Refinanced is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness Refinanced; and

  (4)
  such Indebtedness is incurred either by Asbury or by the Restricted Subsidiary who is the obligor on the Indebtedness being Refinanced.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Replacement Assets" means (x) properties and assets (other than cash or any Capital Stock or other security) that will be used in a Permitted Business of Asbury and its Restricted Subsidiaries or (y) Capital Stock of any Person that will become on the date of acquisition thereof a Restricted Subsidiary as a result of such Acquisition and that is involved principally in Permitted Businesses.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

        "Senior Debt" has the meaning set forth above under the caption "Subordination."

        "Senior Subordinated Indebtedness" means, with respect to any Person, the notes (in the case of Asbury), the Subsidiary Guarantees (in the case of a Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the notes or such Subsidiary Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Debt of such Person.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the date of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, limited liability company, association or other business entity whether now existing or hereafter formed or acquired of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership whether now existing or hereafter formed or acquired (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Subsidiary Guarantee" means a Guarantee by a Guarantor of Asbury's obligations with respect to the notes.

        "Toyota Dealership Indebtedness Or Trade Payables" means (i) Indebtedness or trade payables directly related to or incident to the operation of a franchised Toyota retail dealership and (ii) Indebtedness as to which all or substantially all of Asbury's Domestic Subsidiaries are, directly or indirectly, liable on the date of the indenture.

        "Toyota Dealership Subsidiary" means a Subsidiary of Asbury which directly operates a Toyota retail dealership under a franchise from Toyota Motor Sales, U.S.A., Inc. (or successor) and conducts no other business and which has no Indebtedness or trade payables outstanding other than Toyota Dealership Indebtedness Or Trade Payables.

        "Unrestricted Subsidiary" means any Subsidiary of Asbury that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with Asbury or any Restricted Subsidiary of Asbury unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Asbury or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Asbury;

  (3)
  is a Person with respect to which neither Asbury nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Asbury or any of its Restricted Subsidiaries; and

  (5)
  has at least one director on its Board of Directors that is not a director or executive officer of Asbury or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Asbury or any of its Restricted Subsidiaries.

        Any designation of a Subsidiary of Asbury as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "Certain Covenants Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Asbury as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," Asbury will be in default of such covenant. The Board of Directors of Asbury may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of

Indebtedness by a Restricted Subsidiary of Asbury of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of certain U.S. Federal income tax consequences of the exchange offer to holders of Original Notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. Federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that acquired Original Notes at original issue for cash and holds such Original Notes as a capital asset within the meaning of Section 1221 of the Code.

        An exchange of Original Notes for New Notes pursuant to the exchange offer will not be treated as a taxable exchange or other taxable event for U.S. Federal income tax purposes. Accordingly, there will be no U.S. Federal income tax consequences to holders who exchange their Original Notes for New Notes in connection with the exchange offer and any such holder will have the same adjusted tax basis and holding period in the New Notes as it had in the Original Notes immediately before the exchange.

        The foregoing discussion of certain U.S. Federal income tax considerations does not consider the facts and circumstances of any particular holder's situation or status. Accordingly, each holder of Original Notes considering this exchange offer should consult its own tax advisor regarding the tax consequences of the exchange offer to it, including those under state, foreign and other tax laws.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the Holders of the Original Notes) other than commissions of concessions of any brokers or dealers and will indemnify the Holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

VALIDITY OF THE NEW NOTES

        Certain legal matters with respect to the New Notes will be passed upon for us by Lynne A. Burgess, Esq.

INDEPENDENT AUDITORS

        The consolidated financial statements of Asbury Automotive Group, Inc. for the years ended December 31, 2003, 2002 and 2001 incorporated by reference into this prospectus have been audited by                        , independent auditors, which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for goodwill as of January 1, 2002, to conform to Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets."

$200,000,000

8.00% Senior Subordinated Notes Due 2014

Asbury Automotive
Group, Inc.

Exchange Offer for
up to $200,000,000 Principal Amount Outstanding
of 8.00% Senior Subordinated Notes due 2014
for a Like Principal amount
of Registered New 8.00% Senior Subordinated Notes due 2014

PROSPECTUS

                        , 2004

        Until                        , 2004, all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED

  Item 20. Indemnification of Directors and Officers

  Registrants Incorporated or Organized in Delaware

        Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery.

        The articles of incorporation and/or by-laws of each of the Delaware corporation registrants provide that such registrant indemnifies its officers and directors to the maximum extent allowed by Delaware law.

        Furthermore, Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. Each of the following Delaware corporation registrants eliminate such personal liability of their directors under such terms: Asbury Automotive Group Holdings, Inc.; Asbury Automotive Financial Services, Inc.; Plano Lincoln-Mercury, Inc.

        Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Section 5.2 of each of the limited liability company agreements of the limited liability companies listed below provides that no officer shall have any liability to the company or to any member for any loss suffered by the company that arises out of any action or inaction of any officer, if such officer in good faith determines that such conduct was in the best interest of the company, and such conduct did not constitute fraud, willful violations of law, or gross negligence. Section 5.02 of each of the limited liability company agreements of the limited liability companies listed below provides that each shall indemnify its members and its officers on an after-tax basis for all costs, losses, liabilities, fines, penalties, expenses of any nature (including attorneys' fees and disbursements), judgments, settlements and damages paid (including punitive damages) or accrued by such member or officer in connection with the business of such company, to the fullest extent provided or allowed by the laws of Delaware. Each of the following Delaware limited liability company registrants are subject to the provisions described herein: Asbury Automotive Group L.L.C.; Asbury Automotive Management L.L.C.; Asbury Automotive Used Car Centers L.L.C.; Asbury Automotive Used Car Centers Texas GP L.L.C.; Asbury Automotive San Diego L.L.C.; Asbury Automotive Arkansas L.L.C.; Asbury Automotive Arkansas

Dealership Holdings L.L.C.; NP FLM L.L.C.; NP VKW L.L.C.; Premier NSN L.L.C.; Premier LM L.L.C.; Hope FLM L.L.C.; NP MZD L.L.C.; Prestige Bay L.L.C.; Premier Pon L.L.C.; Hope CPD L.L.C.; TXK L.L.C.; Escude—NN L.L.C.; Escude—M L.L.C.; Escude—NS L.L.C.; Escude—D L.L.C.; Escude—MO L.L.C.; Asbury MS Metro L.L.C.; Asbury MS Gray-Daniels L.L.C.; Asbury Arkansas Hund L.L.C.; Asbury Automotive Atlanta L.L.C.; Asbury Atlanta Hon L.L.C.; Asbury Atlanta Chevrolet L.L.C.; Asbury Atlanta AC L.L.C.; Atlanta Real Estate Holdings L.L.C.; Asbury Atlanta Jaguar L.L.C.; Spectrum Insurance Services L.L.C.; Asbury Atlanta AU L.L.C.; Asbury Atlanta Infiniti L.L.C.; Asbury Atlanta VL L.L.C.; Asbury Atlanta BM L.L.C.; Asbury Automotive Jacksonville GP L.L.C.; Asbury Automotive Central Florida, L.L.C.; CK Chevrolet LLC.; CK Motors LLC; Asbury Automotive Deland, L.L.C.; AF Motors, L.L.C.; ALM Motors, L.L.C.; Asbury Deland Imports 2, L.L.C.; Asbury Deland—Imports, L.L.C.; Coggin Chevrolet L.L.C.; CSA Imports L.L.C.; Coggin Orlando Properties LLC; KP Motors L.L.C.; HFP Motors L.L.C.; BFP Motors L.L.C.; Asbury Automotive Mississippi L.L.C.; Asbury MS Wimber L.L.C.; Asbury MS Yazoo L.L.C.; Crown GPG L.L.C.; Crown GBM L.L.C.; Crown GAU L.L.C.; Crown GKI L.L.C.; Crown GMI L.L.C.; Crown GDO L.L.C.; Crown GNI L.L.C.; Crown GHO L.L.C.; Crown GAC L.L.C.; Crown CHH L.L.C.; Crown CHV L.L.C., Crown RIS L.L.C.; Crown RIA L.L.C.; Crown RIB L.L.C.; Crown Motorcar Company L.L.C.; Crown GVO L.L.C.; Crown FFO L.L.C.; Asbury Automotive North Carolina L.L.C.; Asbury Automotive North Carolina Management L.L.C.; Asbury Automotive North Carolina Real Estate Holdings L.L.C.; Asbury Automotive North Carolina Dealership Holdings L.L.C.; Crown Raleigh L.L.C.; Crown Fordham L.L.C.; Camco Finance L.L.C.; Camco Finance II L.L.C.; Crown FFO Holdings L.L.C.; Crown RPG L.L.C.; Crown FDO L.L.C.; Crown GCH L.L.C.; Crown GCA L.L.C.; Crown CHO L.L.C.; Crown SNI L.L.C.; Crown SJC L.L.C.; Thomason Frd L.L.C.; Thomason Hon L.L.C.; Thomason Niss L.L.C.; Thomason Hund L.L.C.; Thomason Maz L.L.C.; Thomason Zuk L.L.C.; Thomason Sub L.L.C.; Thomason Dam LLC; Thomason Pontiac-GMC L.L.C.; Asbury Automotive Oregon L.L.C.; Asbury Automotive Oregon Management L.L.C.; Thomason Outfitters L.L.C.; Thomason Suzu L.L.C.; Asbury Automotive St. Louis, L.L.C.; Asbury St. Louis Cadillac L.L.C.; Asbury St. Louis Gen L.L.C.; Asbury Automotive Tampa GP L.L.C.; Asbury Tampa Management L.L.C.; Dealer Profit Systems L.L.C.; Asbury Texas Management L.L.C.; Asbury Automotive Texas L.L.C.; Asbury Automotive Texas Holdings L.L.C.; Asbury Automotive Fresno L.L.C.; Asbury Fresno Imports L.L.C.; Asbury Sacramento Imports L.L.C.; Asbury Automotive Southern California L.L.C.; Asbury So Cal DC L.L.C.; Asbury So Cal Hon L.L.C.; Asbury So Cal Niss L.L.C.

        Chapter 17-108 of the Delaware Revised Uniform Partnership Act provides, in relevant part, that subject to such standards and provisions as set forth in its limited partnership agreement, a limited partnership may, and shall have the power to indemnify and hold harmless any partner or other person from and against any and all claims whatsoever. Section 5.02 of the limited partnership agreements of the limited partnerships listed below provides that each shall indemnify its partners, directors and officers on an after-tax basis for all costs, losses, liabilities, fines, penalties, expenses of any nature (including attorneys' fees and disbursements), judgments, settlements and damages paid (including punitive damages) or accrued by such partner, director or officer in connection with the business of such company, to the fullest extent provided or allowed by the laws of Delaware. Each of the following Delaware limited partnership registrants listed below eliminate such personal liability of their directors under such terms: Asbury Automotive Used Car Centers Texas L.P.; TXK FRD, L.P.; TXK CPD, L.P.; Asbury Automotive Jacksonville, L.P.; Asbury Jax Holdings, L.P.; ANL, L.P.; Bayway Financial Services, L.P.; Coggin Management, L.P.; Asbury Automotive Tampa, L.P.; Tampa LM L.P.; Tampa Hund, L.P.; Tampa Kia, L.P.; Tampa Mit, L.P.; Tampa Suzu, L.P.; WMZ Motors, L.P.; WMZ Brandon Motors, L.P.; Asbury Automotive Brandon, L.P.; McDavid Plano—Acra, L.P.; McDavid Houston—Kia, L.P.; McDavid Austin—Acra, L.P.; McDavid Irving—Hon, L.P.; McDavid Irving—PB&G, L.P.; McDavid Houston—Niss, L.P.; McDavid Irving-Zuk, L.P.; McDavid Houston-Hon, L.P.; McDavid Houston-Olds, L.P.; McDavid Grande, L.P.; McDavid Outfitters, L.P.; McDavid Auction, L.P.; McDavid Frisco-Hon, L.P.; Asbury Automotive Texas Real Estate Holdings L.P.

Registrants Incorporated or Organized in Oregon

        Section 60.391 and Section 60.407 of the Oregon Business Corporation Act (the "OBCA") provide, in relevant part, that a corporation may indemnify any officer or director who is made a party to a proceeding because the individual is or was a director or officer against liability incurred in the proceeding if (i) the conduct of the individual was in good faith, (ii) the individual reasonably believed that the individual's conduct was in the best interests of the corporation and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful; provided, however, that the corporation may not indemnify an individual if (i) in connection with a proceeding by or in the right of the corporation in which the individual was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to the individual in which the individual was adjudged liable on the basis that personal benefit was improperly received by the individual.

        Moreover, Section 60.394 of the OBCA provides that, unless otherwise limited by its articles of incorporation, a corporation shall indemnify any officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because of being a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.

        The articles of incorporation and/or by-laws of each of the Oregon corporation registrants provide that such registrant indemnifies its officers and directors to the maximum extent allowed by Oregon law.

        Furthermore, Section 60.047 of the OBCA provides that a corporation may in its certificate of incorporation eliminate or limit the person liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 60.367 of the OBCA (pertaining to certain prohibited acts including unlawful distributions); or for any transaction from which the director derived an improper personal benefit. Each of the following Oregon corporation registrants eliminate such personal liability of their directors under such terms: Damerow Ford Co.; Thomason Auto Credit Northwest, Inc.

        Section 60.160 of the Oregon Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands; provided, however, that no such provision shall eliminate or limit the liability or provide for indemnification of a member or manager for (i) any breach of the member's or manager's duty of loyalty to the limited liability company or its members, (ii) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distribution, (iv) any transaction from which the member or manager derives an improper personal benefit or (v) for any act or omission occurring prior to the date when such provision became effective.

        Section 3.3 of the limited liability company agreement of Thomason on Canyon, L.L.C. provides that no officer shall have any liability to the company or to any member for any loss suffered by the company that arises out of any action or inaction of any officer, if such officer in good faith determines that such conduct was in the best interest of the company, and such conduct did not constitute gross negligence or willful misconduct. Section 5.1 of each of the limited liability company agreement of Thomason on Canyon, L.L.C. provides that each shall indemnify its members and its officers for all costs, losses, liabilities and damages paid or accrued by such member or officer in connection with the business of such company, to the fullest extent provided or allowed by the laws of Oregon.

Registrants Incorporated or Organized in North Carolina

        Section 57C-3-32 of the North Carolina Limited Liability Company Act (the "NCLLCA") provides that a limited liability company agreement may limit the personal liability of a member or manager or other person for monetary damages for breach of any duty (other than for liability stemming from unlawful distributions under 57C-4-07) and may provide for indemnification of a member, manager or other person for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member, manager or other person is a party because the person is or was a member or manager; provided, however, that no provision of a limited liability company agreement may limit, eliminate, or indemnify against the liability of a manager, director, or executive for (i) acts or omissions that the manager, director, or executive knew at the time of the acts or omissions were clearly in conflict with the interests of the limited liability company, (ii) any transaction from which the manager, director, or executive derived an improper personal benefit, or (iii) acts or omissions occurring prior to the date the this provision became effective.

        Moreover, Section 57C-3-31 of the NCLLCA provides that, unless otherwise limited by its limited liability company agreement, a limited liability company shall indemnify every manager, director, and executive in respect of payments made and personal liabilities reasonably incurred by the manager, director, and executive in the authorized conduct of its business or for the preservation of its business or property and shall further indemnify a member, manager, director, or executive who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a member, manager, director, or executive of the limited liability company against reasonable expenses incurred by the person in connection with the proceeding.

        Section 3.3 of each of the limited liability company agreements of the limited liability companies listed below provides that no officer shall have any liability to the company or to any member for any loss suffered by the company that arises out of any action or inaction of any officer, if such officer in good faith determines that such conduct was in the best interest of the company, and such conduct did not constitute gross negligence or willful misconduct. Section 5.1 of each of the limited liability company agreements of the limited liability companies listed below provides that each shall indemnify its members and its officers for all costs, losses, liabilities and damages paid or accrued by such member or officer in connection with the business of such company, to the fullest extent provided or allowed by the laws of North Carolina. Each of the following North Carolina limited liability company registrants are subject to the provisions described herein: Crown Acura/Nissan, LLC; Crown Battleground, LLC; Crown Dodge, LLC; Crown Honda, LLC; Crown Honda-Volvo, LLC; Crown Mitsubishi, LLC; Crown Royal Pontiac, LLC; RER Properties, LLC; RWIJ Properties, LLC.

Registrants Incorporated or Organized in Florida

        Section 607.0850 of the Florida General Corporation Law (the "FGCL") provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        The articles of incorporation and/or by-laws of each of the Florida corporation registrants provide that such registrant indemnifies its officers and directors to the maximum extent allowed by Florida law.

        Section 608.4229 of the Florida Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever; provided, however, that indemnification shall not be made to any member or manager if a judgment or other final adjudication establishes that the actions, or omissions to act, of such manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (i) a violation of criminal law, unless the member or manager had no reasonable cause to believe such conduct was unlawful, (ii) a transaction from which a member or manager derived an improper personal benefit, (iii) a transaction involving an improper distribution or (iv) wilful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member. Each of the following Florida corporation registrants are subject to the provisions described herein: Coggin Automotive Corp.; CP-GMC Motors, Ltd.; CH Motors, Ltd.; CN Motors, Ltd.; CFP Motors, Ltd.; Avenues Motors, Ltd.; CHO Partnership, Ltd.; C&O Properties, Ltd.; Precision Enterprises Tampa, Inc.; Precision Nissan, Inc.; Precision Computer Services, Inc.; Precision Motorcars, Inc.; Precision Infiniti, Inc.; Asbury Jax Management L.L.C.

All Registrants

        The registrants maintain liability insurance covering their directors and officers.

  Item 21. Exhibits and Financial Statement Schedules

        See the index to exhibits, which is incorporated herein by reference.

  Item 22. Undertakings

        The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrants hereby undertake to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        The undersigned registrants hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE GROUP, INC.
By:	/s/ KENNETH B. GILMAN Name: Kenneth B. Gilman Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH B. GILMAN Kenneth B. Gilman	President, Chief Executive Officer and Director (principal executive officer)	March 22, 2004
/s/ J. GORDAN SMITH J. Gordon Smith	Senior Vice President and Chief Financial Officer (principal financial officer)	March 22, 2004
/s/ BRETT HUTCHINSON Brett Hutchinson	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	March 22, 2004
* Timothy C. Collins	Director	March 22, 2004
* Thomas R. Gibson	Director	March 22, 2004
* Ben David McDavid	Director	March 22, 2004
* John M. Roth	Director	March 22, 2004

* Ian K. Snow	Director	March 22, 2004
* Thomas F. "Mack" McLarty	Director	March 22, 2004
* Vernon E. Jordan, Jr.	Director	March 22, 2004
* Philip F. Maritz	Director	March 22, 2004
* Thomas C. Israel	Director	March 22, 2004
* Jeffrey I. Wooley	Director	March 22, 2004
* Michael J. Durham	Chairman and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE GROUP HOLDINGS, INC.
By:	/s/ KENNETH B. GILMAN Name: Kenneth B. Gilman Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH B. GILMAN Kenneth B. Gilman	President, Chief Executive Officer and Director (principal executive officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Senior Vice President and Chief Financial Officer and Assistant Secretary (principal financial officer and principal accounting officer)	March 22, 2004
* Timothy C. Collins	Director	March 22, 2004
* Thomas R. Gibson	Director	March 22, 2004
* John M. Roth	Director	March 22, 2004
* Ian K. Snow	Secretary and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE GROUP, L.L.C.
By:	/s/ KENNETH B. GILMAN Name: Kenneth B. Gilman Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH B. GILMAN Kenneth B. Gilman	President, Chief Executive Officer and Director (principal executive officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Senior Vice President and Chief Financial Officer and Assistant Secretary (principal financial officer and principal accounting officer)	March 22, 2004
* Timothy C. Collins	Director	March 22, 2004
* John M. Roth	Director	March 22, 2004
* Thomas R. Gibson	Chairman and Director	March 22, 2004
* Ian K. Snow	Secretary and Director	March 22, 2004
* Ben David McDavid	Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE USED CAR CENTERS L.L.C. ASBURY AUTOMOTIVE USED CAR CENTERS TEXAS GP L.L.C.
By:	* Name: John L. Kessler Title: Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John L. Kessler	Secretary (principal executive officer, principal financial officer and principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Thomas F. 'Mack' McLarty	Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE USED CAR CENTERS TEXAS L.P.
BY:	ASBURY AUTOMOTIVE USED CAR CENTERS TEXAS GP L.L.C., its general partner
By:	*
Name: John L. Kessler Title: Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Thomas F. "Mack" McLarty	Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE MANAGEMENT L.L.C.
By:	/s/ KENNETH B. GILMAN
Name: Kenneth B. Gilman Title: President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH B. GILMAN Kenneth B. Gilman	President and Director (principal executive officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President, Treasurer and Director (principal financial officer and principal accounting officer)	March 22, 2004
* Robert D. Frank	Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE FINANCIAL SERVICES, INC.
By:	*
Name: Thomas G. McCollum Title: President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Thomas G. McCollum	President (principal executive officer)	March 22, 2004
* Kathleen E. Nolan	Treasurer (principal financial officer and principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE SAN DIEGO L.L.C.
By:	*
Name: Robert D. Frank Title: Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert D. Frank	Vice President (principal executive officer, principal financial officer and principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE ARKANSAS L.L.C. ASBURY AUTOMOTIVE ARKANSAS DEALERSHIP HOLDINGS L.L.C.
By:	* Name: Thomas F. "Mack" McLarty Title: Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Thomas F. "Mack" McLarty	Chief Executive Officer and Director (principal executive officer)	March 22, 2004
* Charles R. Oglesby	President	March 22, 2004
* Paul Hart	Secretary and Treasurer (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President (principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

HOPE FLM L.L.C. TXK L.L.C.
By:	* Name: Charles R. Oglesby Title: Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles R. Oglesby	Vice President and Director (principal executive officer)	March 22, 2004
* Paul Hart	Secretary and Treasurer (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President and Director (principal accounting officer)	March 22, 2004
* Thomas F. "Mack" McLarty	Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

PREMIER LM L.L.C. PREMIER PON L.L.C.
By:	* Name: Charles R. Oglesby Title: Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles R. Oglesby	Vice President and Director (principal executive officer)	March 22, 2004
* Paul Hart	Secretary and Treasurer (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President and Director (principal accounting officer)	March 22, 2004
* Thomas F. "Mack" McLarty	Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

HOPE CPD L.L.C. PRESTIGE BAY L.L.C.
By:	* Name: Charles R. Oglesby Title: President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles R. Oglesby	President (principal executive officer)	March 22, 2004
* Paul Hart	Secretary and Treasurer (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President and Director (principal accounting officer)	March 22, 2004
* Thomas F. "Mack" McLarty	Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

TXK CPD, L.P. TXK FRD, L.P.
By:	TXK L.L.C., THEIR GENERAL PARTNER
By:	* Name: Charles R. Oglesby Title: Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Thomas F. "Mack" McLarty	Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Director	March 22, 2004
* Charles R. Oglesby	Director	March 22, 2004
* Robert D. Frank	Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

NP MZD L.L.C. NP VKW L.L.C.
By:	* Name: Charles R. Oglesby Title: Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles R. Oglesby	Vice President and Director (principal executive officer)	March 22, 2004
* Paul Hart	Secretary and Treasurer (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President and Director (principal accounting officer)	March 22, 2004
* Thomas F. "Mack" McLarty	Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

NP FLM L.L.C.
By:	* Name: Charles R. Oglesby Title: Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles R. Oglesby	Vice President and Director (principal executive officer)	March 22, 2004
* Paul Hart	Secretary and Treasurer (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President and Director (principal accounting officer)	March 22, 2004
* Thomas F. "Mack" McLarty	Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

PREMIER NSN L.L.C.
By:	* Name: Charles R. Oglesby Title: Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles R. Oglesby	Vice President and Director (principal executive officer)	March 22, 2004
* Paul Hart	Secretary and Treasurer (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President and Director (principal accounting officer)	March 22, 2004
* Thomas F. "Mack" McLarty	Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY ARKANSAS HUND L.L.C.
By:	* Name: Charles R. Oglesby Title: President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles R. Oglesby	President (principal executive officer)	March 22, 2004
* Paul Hart	Secretary and Treasurer (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President and Director (principal accounting officer)	March 22, 2004
* Thomas F. "Mack" McLarty	Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE ATLANTA L.L.C.
ASBURY ATLANTA JAGUAR L.L.C.
ASBURY ATLANTA CHEVROLET L.L.C.
ASBURY ATLANTA HON L.L.C.
ATLANTA REAL ESTATE HOLDINGS L.L.C.
ASBURY ATLANTA L.L.C.
SPECTRUM INSURANCE SERVICES L.L.C.
ASBURY ATLANTA INFINITI L.L.C.
ASBURY ATLANTA AC L.L.C.
ASBURY ATLANTA AU L.L.C.
ASBURY ATLANTA VL L.L.C.
ASBURY ATLANTA BM L.L.C.
By:	* Name: C. V. Nalley, III Title: President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* C. V. Nalley, III	President and Director (principal executive officer)	March 22, 2004
* Joseph E. Shine	Secretary and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President (principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE FRESNO L.L.C. ASBURY FRESNO IMPORTS L.L.C.
By:	* Name: Daniel Herwaldt Title: President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel Herwaldt	President and Director (principal executive officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President (principal financial officer and principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY SACRAMENTO IMPORTS L.L.C.
By:	* Name: Daniel Herwaldt Title: President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel Herwaldt	President (principal executive officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President (principal financial officer and principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE JACKSONVILLE GP L.L.C.
By:	* Name: Charles (C.B.) Tomm Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charlie Thomm	President, Chief Executive Officer and Director (principal executive officer)	March 22, 2004
* Nancy D. Noble	Vice President and Chief Financial Officer (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President (principal accounting officer)	March 22, 2004
* Luther Coggin	Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* John C. Stamm	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE JACKSONVILLE, L.P.
BY: ASBURY AUTOMOTIVE JACKSONVILLE GP L.L.C., its general partner
By:	* Name: Charles (C.B.) Tomm Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Luther Coggin	Director	March 22, 2004
* Charles (C.B.) Tomm	Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* John C. Stamm	Director	March 22, 2004
* Robert D. Frank	Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY JAX MANAGEMENT L.L.C.
By:	* Name: Charles (C.B.) Tomm Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charlie Thomm	President, Chief Executive Officer and Director (principal executive officer)	March 22, 2004
* Nancy D. Noble	Vice President and Chief Financial Officer (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President and Director (principal accounting officer)	March 22, 2004
* Luther Coggin	Chairman and Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ANL, L.P.
ASBURY JAX HOLDINGS, L.P.
AVENUES MOTORS, LTD.
BAYWAY FINANCIAL SERVICES, L.P.
C&O PROPERTIES, LTD.
CFP MOTORS, LTD.
CH MOTORS, LTD.
CHO PARTNERSHIP, LTD.
COGGIN MANAGEMENT, L.P.
CN MOTORS, LTD.
CP-GMC MOTORS, LTD.
BY:	ASBURY JAX MANAGEMENT L.L.C., their general partner
By:	* Name: Charles (C.B.) Tomm Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Luther Coggin	Director	March 22, 2004
* Charlie Thomm	Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Director	March 22, 2004
* Robert D. Frank	Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE CENTRAL FLORIDA, L.L.C.
ASBURY DELAND IMPORTS 2, L.L.C.
ASBURY AUTOMOTIVE DELAND, L.L.C.
CK CHEVROLET L.L.C.
CK MOTORS
COGGIN AUTOMOTIVE CORP.
COGGIN ORLANDO PROPERTIES L.L.C.
CSA IMPORTS L.L.C.
COGGIN CHEVROLET L.L.C.
KP MOTORS L.L.C.
HFP MOTORS L.L.C.
By:	* Name: Charles (C.B.) Tomm Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles (C.B.) Tomm	President, Chief Executive Officer and Director (principal executive officer)	March 22, 2004
* Nancy D. Noble	Vice President, and Chief Financial Officer (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President and Director (principal accounting officer)	March 22, 2004
* Luther Coggin	Chairman and Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

AF MOTORS, L.L.C. ALM MOTORS, L.L.C. ASBURY DELAND IMPORTS L.L.C.
By:	* Name: Charlie Tomm Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charlie Thomm	President and Chief Executive Officer (principal executive officer)	March 22, 2004
* Nancy D. Noble	Vice President and Chief Financial Officer (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President and Director (principal accounting officer)	March 22, 2004
* Luther Coggin	Chairman and Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

BFP MOTORS L.L.C.
By:	* Name: Charles (C.B.) Tomm Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles (C.B.) Tomm	President, Chief Executive Officer and Director (principal executive officer)	March 22, 2004
* Nancy D. Noble	Vice President, and Chief Financial Officer (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President and Director (principal accounting officer)	March 22, 2004
* Luther Coggin	Chairman and Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE MISSISSIPPI L.L.C. ASBURY MS METRO L.L.C. ASBURY MS WIMBER L.L.C. ASBURY MS YAZOO L.L.C. ESCUDE-D L.L.C. ESCUDE-M L.L.C. ESCUDE-MO L.L.C. ESCUDE-NN L.L.C. ESCUDE-NS L.L.C.
By:	* Name: Robert E. Gray Title: President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert E. Gray	President and Director (principal executive officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President and Director (principal financial officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below (the "C Group Guarantor Registrants") have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY MS GRAY-DANIELS L.L.C.
By:	* Name: Robert E. Gray Title: President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert E. Gray	President and Director (principal executive officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President (principal financial officer and principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE NORTH CAROLINA
    REAL ESTATE HOLDINGS L.L.C.
ASBURY AUTOMOTIVE NORTH CAROLINA
    DEALERSHIP HOLDINGS L.L.C.
ASBURY AUTOMOTIVE NORTH CAROLINA L.L.C. ASBURY AUTOMOTIVE NORTH CAROLINA
    MANAGEMENT L.L.C.
CAMCO FINANCE L.L.C.
CAMCO FINANCE II L.L.C.
CROWN ACURA/NISSAN, L.L.C.
CROWN BATTLEGROUND, L.L.C.
CROWN CHH L.L.C.
CROWN CHO L.L.C.
CROWN CHV L.L.C.
CROWN DODGE, L.L.C.
CROWN FDO L.L.C.
CROWN FFO HOLDINGS L.L.C.
CROWN FORDHAM L.L.C.
CROWN GAC L.L.C.
CROWN GAU L.L.C.
CROWN GBM L.L.C.
CROWN GCA L.L.C.
CROWN GCH L.L.C.
CROWN GDO L.L.C.
CROWN GHO L.L.C.
CROWN GKI L.L.C.
CROWN GMI L.L.C.
CROWN GNI L.L.C.
CROWN GPG L.L.C.
CROWN GVO L.L.C.
CROWN HONDA, L.L.C.
CROWN HONDA—VOLVO, L.L.C.
CROWN MITSUBISHI, L.L.C.
CROWN MOTORCAR COMPANY L.L.C.
CROWN RALEIGH L.L.C.
CROWN ROYAL PONTIAC, L.L.C.
CROWN RIS L.L.C.
CROWN RPG L.L.C.
CROWN RIA L.L.C.
CROWN RIB L.L.C.
RER PROPERTIES, L.L.C.
RWIJ PROPERTIES, L.L.C.
By:	* Name: Michael S. Kearney Title: President, Chief Operating Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael S. Kearney	President, Chief Operating Officer and Director (principal executive officer)	March 22, 2004
* J. L. Dagenhart	Chief Financial Officer (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President (principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

CROWN FFO L.L.C.
By:	* Name: Michael S. Kearney Title: President, Chief Operating Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael S. Kearney	President, Chief Operating Officer and Director (principal executive officer)	March 22, 2004
* J. L. Dagenhart	Chief Financial Officer (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President (principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

CROWN SNI L.L.C. CROWN SJC L.L.C.
By:	* Name: Michael S. Kearney Title: President, Chief Operating Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael S. Kearney	President, Chief Operating Officer and Director (principal executive officer)	March 22, 2004
* J. L. Dagenhart	Chief Financial Officer (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President (principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE OREGON L.L.C.
ASBURY AUTOMOTIVE OREGON MANAGEMENT L.L.C.
DAMEROW FORD COMPANY
THOMASON AUTO CREDIT NORTHWEST, INC.
THOMASON DAM L.L.C.
THOMASON FRD L.L.C.
THOMASON HON L.L.C.
THOMASON HUND L.L.C.
THOMASON MAZ L.L.C.
THOMASON NISS L.L.C.
THOMASON ON CANYON, L.L.C.
THOMASON OUTFITTERS L.L.C.
THOMASON PONTIAC-GMC L.L.C.
THOMASON SUB L.L.C.
THOMASON SUZU L.L.C.
THOMASON ZUK L.L.C.
By:	* Name: Steve Silverio Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Steve Silverio	President and Chief Executive Officer (principal executive officer)	March 22, 2004
* Daniel Powell	Chief Financial Officer and Secretary (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President (principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE SOUTHERN CALIFORNIA L.L.C. ASBURY SO CAL DC L.L.C. ASBURY SO CAL HON L.L.C. ASBURY SO CAL NISS L.L.C.
By:	* Name: Martin Mindling Title: President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Martin Mindling	President (principal executive officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President (principal financial officer and principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE ST. LOUIS, L.L.C. ASBURY ST. LOUIS CADILLAC L.L.C. ASBURY ST. LOUIS GEN L.L.C.
By:	*
Name: John R. Capps Title: President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* John R. Capps	President and Director (principal executive officer)	March 22, 2004
* Gary Schulz	Chief Financial Officer and Secretary (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President (principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE TAMPA GP L.L.C. Asbury Tampa Management L.L.C. Precision Computer Services, Inc. Precision Infiniti, Inc. Precision Motorcars, Inc. Precision Nissan, Inc.
By:	*
Name: Jeffrey I. Wooley Title: President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Jeffrey I. Wooley	President and Director (principal executive officer)	March 22, 2004
* Douglas M. Tew	Chief Financial Officer and Secretary (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President (principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE TAMPA, L.P.
BY: ASBURY AUTOMOTIVE TAMPA GP L.L.C., its general partner
By:	* Name: Jeffrey I. Wooley Title: President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Jeffrey I. Wooley	Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE BRANDON, L.P. TAMPA HUND, L.P. TAMPA KIA, L.P. TAMPA LM, L.P. TAMPA MIT, L.P. TAMPA SUZU, L.P. WMZ BRANDON MOTORS, L.P. WMZ MOTORS, L.P.
By:	ASBURY TAMPA MANAGEMENT L.L.C., their general partner
By:	* Name: Jeffrey I. Wooley Title: President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jeffrey I. Wooley	Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

PRECISION ENTERPRISES TAMPA, INC.
By:	* Name: Jeffrey I. Wooley Title: President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jeffrey I. Wooley	President and Director (principal executive officer)	March 22, 2004
* Douglas M. Tew	Chief Financial Officer and Secretary (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President (principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

DEALER PROFIT SYSTEMS L.L.C.
By:	* Name: Jeffrey I. Wooley Title: Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jeffrey I. Wooley	Chief Executive Officer and Director (principal executive officer)	March 22, 2004
* Douglas M. Tew	Chief Financial Officer and Secretary (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President (principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE TEXAS L.L.C. ASBURY AUTOMOTIVE TEXAS HOLDINGS L.L.C. ASBURY TEXAS MANAGEMENT L.L.C. PLANO LINCOLN-MERCURY, INC.
By:	* Name: Michael Kane Title: President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael Kane	President and Director (principal executive officer)	March 22, 2004
* Jay Torda	Chief Financial Officer and Secretary (principal financial officer)	March 22, 2004
/s/ J. GORDON SMITH J. Gordon Smith	Vice President (principal accounting officer)	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Vice President and Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants listed above the signature line below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 22, 2004.

ASBURY AUTOMOTIVE TEXAS REAL ESTATE HOLDINGS L.P.
MCDAVID AUCTION, L.P.
MCDAVID AUSTIN-ACRA, L.P.
MCDAVID FRISCO-HON, L.P.
MCDAVID GRANDE, L.P.
MCDAVID HOUSTON-HON, L.P.
MCDAVID HOUSTON-KIA, L.P.
MCDAVID HOUSTON-NISS, L.P.
MCDAVID HOUSTON-OLDS, L.P.
MCDAVID IRVING-HON, L.P.
MCDAVID IRVING-PB&G, L.P.
MCDAVID IRVING-ZUK, L.P.
MCDAVID OUTFITTERS, L.P.
MCDAVID PLANO-ACRA, L.P.
By:	ASBURY TEXAS MANAGEMENT L.L.C., their general partner
By:	* Name: Jeffrey I. Wooley Title: President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jeffrey I. Wooley	Director	March 22, 2004
/s/ KENNETH B. GILMAN Kenneth B. Gilman	Director	March 22, 2004
* Robert D. Frank	Director	March 22, 2004
*By:	/s/ J. GORDON SMITH J. Gordon Smith Attorney-in-Fact	March 22, 2004

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1
Restated Certificate of Incorporation of Asbury Automotive Group, Inc. (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 (file No. 333-84646) filed with the SEC on March 20, 2002)*
3.2	Restated By-laws of Asbury Automotive Group, Inc. (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (file No. 333-84646) filed with the SEC on March 20, 2002)*
4.1
Exchange and Registration Rights Agreement dated December 23, 2003 among Asbury Automotive Group, Inc., the Subsidiary Guarantors listed therein and Goldman, Sachs & Co. and J.P. Morgan Securities, Inc., as representatives of the several purchasers listed therein
4.2
Indenture, dated as of December 23, 2003 among Asbury Automotive Group, Inc., the Subsidiary Guarantors listed therein and The Bank of New York, as trustee (filed as Exhibit 4.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003)*
4.3	Form of 8% Exchange Note due 2014 (included in Exhibit 4.2)
5.1	Form of opinion of Lynne A. Burgess, Esq.
10.1	1999 Stock Option Plan (filed as Exhibit 10.1 to Amendment No. 4 to the Company's Registration Statement on Form S-1 (file No. 333-65998) filed with the SEC on February 22, 2002)*
10.2	2002 Stock Option Plan (filed as Appendix C to the Company's Proxy Statement with the SEC on April 9, 2003)*
10.3	Form of Officer Director Indemnification Agreement (filed as Exhibit 10.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002)*
10.4
Letter Agreement, dated January 5, 2004, between Asbury Automotive Group, Inc. and Thomas R. Gibson (filed as Exhibit 10.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003)*
10.5	Severance Agreement of Philip R. Johnson, dated April 21, 2003 (filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003)*
10.6
Letter Agreement, dated January 23, 2004, between Asbury Automotive Group, Inc. and Thomas F. Gilman (filed as Exhibit 10.6 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003)*
10.7	Severance Pay Agreement of Robert D. Frank dated as of November 1, 2002 (filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002)*
10.8	Severance Agreement of Lynne A. Burgess, dated April 21, 2003 (filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003)*
10.9	Employment Agreement of Kenneth B. Gilman (filed as Exhibit 10.6 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (file No. 333-65998) filed with the SEC on January 10, 2002)*
10.10	Severance Agreement of J. Gordon Smith. Dated September 29, 2003 (filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003)*

10.11	Employment and Consulting Agreement of Thomas F. "Mack" McLarty, III (filed as Exhibit 10.11 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002)*
10.12
Credit Agreement, dated as of January 17, 2001, between Asbury Automotive Group, L.L.C. and Ford Motor Credit Company, Chrysler Financial Company, L.L.C. and General Motors Acceptance Corporation (filed as Exhibit 10.9 to the Company's Registration Statement on Form S-1 (file No. 333-65998) filed with the SEC on July 27, 2001)*
10.13
Amendment No. 1 to the Credit Agreement, dated as of July 29, 2002, by and among Asbury Automotive Group, L.L.C., Asbury Automotive Group, Inc., Asbury Automotive Group Holdings, Inc. and Ford Motor Credit Company, DaimlerChrysler Services North America LLC (as successor in interest (via merger) to Chrysler Financial Company, L.L.C.) and General Motors Acceptance Corporation and the other lenders (filed as Exhibit 10.13 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002)*
10.14
Amendment No. 2 to the Credit Agreement, dated as of September 25, 2002, by and among Asbury Automotive Group, L.L.C., Asbury Automotive Group, Inc., Asbury Automotive Group Holdings, Inc. and Ford Motor Credit Company, DaimlerChrysler Services North America LLC (as successor in interest (via merger) to Chrysler Financial Company, L.L.C.) and General Motors Acceptance Corporation and the other lenders (filed as Exhibit 10.14 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002)*
10.15
Letter Agreement dated as of February 5, 2003, between Asbury Automotive Group, L.L.C. and Ford Motor Credit Company, DaimlerChrysler Services North America LLC (as successor in interest (via merger) to Chrysler Financial Company, L.L.C.) and General Motors Acceptance Corporation (filed as Exhibit 10.15 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002)*
10.16	Ford Dealer Agreement (filed as Exhibit 10.13 to Amendment No. 2 to the Company's Registration Statement on Form S-1 (file No. 333-65998) filed with the SEC on October 12, 2001)*
10.17	General Motors Dealer Agreement (filed as Exhibit 10.14 to Amendment No. 2 to the Company's Registration Statement on Form S-1 (file No. 333-65998) filed with the SEC on October 12, 2001)*
10.18	Honda Dealer Agreement (filed as Exhibit 10.15 to Amendment No. 2 to the Company's Registration Statement on Form S-1 (file No. 333-65998) filed with the SEC on October 12, 2001.)*
10.19	Mercedes Dealer Agreement (filed as Exhibit 10.16 to Amendment No. 2 to the Company's Registration Statement on Form S-1 (file No. 333-65998) filed with the SEC on October 12, 2001)*
10.20	Nissan Dealer Agreement (filed as Exhibit 10.17 to Amendment No. 2 to the Company's Registration Statement on Form S-1 (file No. 333-65998) filed with the SEC on October 12, 2001)*
10.21	Toyota Dealer Agreement (filed as Exhibit 10.18 to Amendment No. 2 to the Company's Registration Statement on Form S-1 (file No. 333-65998) filed with the SEC on October 12, 2001)*
10.22
Sublease dated July 28, 2003 between Monster Worldwide, Inc. and Asbury Automotive Group, Inc. (filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 31, 2003)*

10.23	First Amended and Restated Credit Agreement, dated June 6, 2003 (filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003)*
10.24	Amendment No. 1 to Employment Agreement of Kenneth B. Gilman (filed as Exhibit 10.24 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003)*
10.25	Employment Agreement of Jeffrey I. Wooley (filed as Exhibit 10.25 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003)*
12.1	Computation of Ratios of Earnings to Fixed Charges
23.1	Consent of Deloitte & Touche LLP**
23.2	Consent of Lynne A. Burgess, Esq. (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney
25.1	Statement of Eligibility of Trustee on Form T-1
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Notice of Withdrawal of Tender
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.5	Form of Letter to Clients
99.6	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*
Incorporated by reference.

**
To be filed by amendment.

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INCORPORATION BY REFERENCE
Asbury Automotive Group, Inc. Three Landmark Square, Suite 500 Stamford, CT 06901 Telephone: (203) 356-4400 After April 5, 2003: 622 Third Avenue 37th Floor New York, New York 10017 Telephone: (212) 885-2500
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
Business
Recent Developments
THE OFFERING
Summary of Terms of the Exchange Offer
Summary Description of the Securities to be Registered
RISK FACTORS
Risks Related to the Notes
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
THE EXCHANGE OFFER
DESCRIPTION OF THE NEW NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
VALIDITY OF THE NEW NOTES
INDEPENDENT AUDITORS
PART II INFORMATION NOT REQUIRED
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